UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No. )

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The First of Long Island Corporation
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THE FIRST OF LONG ISLAND CORPORATION
10 GLEN HEAD ROAD
GLEN HEAD, NEW YORK 11545

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 22, 2014

March 17, 2014

To the Stockholders of
The First of Long Island Corporation:

Notice is hereby given that the Annual Meeting of Stockholders of THE FIRST OF LONG ISLAND CORPORATION will be held at THE CARLTUN, EISENHOWER PARK, 1899 HEMPSTEAD TURNPIKE, EAST MEADOW, NEW YORK, on Tuesday, April 22, 2014, at 3:30 P.M. local time for the following purposes:

(1)	To elect six directors to hold office for a two year term and until their successors are duly elected and qualified;
(2)	To conduct a non-binding, advisory vote to approve the compensation paid to the Corporation’s named executive officers;
(3)	To approve an amendment to the Certificate of Incorporation to increase the authorized shares of common stock;
(4)	To approve The First of Long Island Corporation 2014 Equity Incentive Plan;
(5)	To ratify the reappointment of Crowe Horwath LLP as the Corporation’s independent registered public accounting firm for 2014; and
(6)	To transact any other business as may properly come before the meeting.

Only stockholders of record at the close of business on February 24, 2014 are entitled to notice of and to vote at such meeting or any adjournment thereof.

By Order of the Board of Directors

Sallyanne K. Ballweg
Senior Executive Vice President and Secretary

IMPORTANT -- PLEASE MAIL YOUR PROXY PROMPTLY.

IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, OR TO VOTE ELECTRONICALLY AS PROVIDED IN THE INSTRUCTIONS INCLUDED HEREWITH.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

THE FIRST OF LONG ISLAND CORPORATION
10 Glen Head Road
Glen Head, New York 11545
(516) 671-4900

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is being solicited by the Board of Directors (“Board”) of The First of Long Island Corporation (“Corporation” or “Company”) for use at the Annual Meeting of Stockholders to be held at 3:30 P.M. local time at The Carltun, Eisenhower Park, 1899 Hempstead Turnpike, East Meadow, New York on April 22, 2014.  The approximate date on which proxy statements and forms of proxy are first being sent or given to stockholders is March 17, 2014.

Proxies in the accompanying form that are properly executed and duly returned to the Corporation, or voted electronically, will be voted at the meeting in accordance with the instructions provided.  Where no instructions are indicated, properly executed proxies will be voted “FOR” the proposals set forth in this proxy statement for consideration at the meeting.  Each proxy granted may be revoked at any time prior to its exercise either by written notice filed with the secretary of the Corporation or by notice given during the meeting by the stockholder to the presiding officer of the meeting.  The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the annual meeting constitutes a quorum for the transaction of business.  In the absence of a quorum, the meeting may be adjourned to a subsequent date, provided notice of such meeting is mailed to each stockholder entitled to vote at least five (5) days before the adjourned meeting.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The only class of voting securities of the Corporation is its Common Stock, $.10 par value ("Common Stock"), each share of which entitles the holder thereof to one vote except in the election of directors, where votes may be cumulated as described herein.  Only stockholders of record at the close of business on February 24, 2014 are entitled to notice of and to vote at the meeting.

As of February 14, 2014, there were issued 9,169,810 shares of the Common Stock, all of which were outstanding and entitled to vote.  To the best knowledge of the Corporation, the only persons owning beneficially more than five percent (5%) of the Common Stock of the Corporation as of February 14, 2014 are identified in the table below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Jean C. Canarick 32 Cottage Row Glen Cove, NY 11542	742,634 shares (1)	8.10%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	584,169 shares (2)	6.37%

Basswood Capital Management, L.L.C. 645 Madison Avenue, 10th Floor New York, NY 10022	508,464 shares (3)	5.54%

(1)	Based on a Schedule 13G filed on February 14, 2014, which indicates that Jean C. Canarick has sole voting and dispositive power with respect to these shares.
(2)	Based on a Schedule 13G filed on January 29, 2014, which indicates that BlackRock, Inc. has sole voting power with respect to 566,163 shares and sole dispositive power with respect to 584,169 shares.
(3)	Based on a Schedule 13G filed on February 12, 2014, which indicates that Basswood Capital Management, L.L.C. has shared voting and dispositive power with respect to these shares.

Following is information with respect to the beneficial ownership of the Corporation's Common Stock as of February 14, 2014, by all directors and nominees, by the executive officers of the Corporation named in the “Summary Compensation Table” (“named executive officers” or “NEOs”), and by directors and all executive officers of the Corporation as a group.  The Corporation’s Corporate Governance Guidelines require that each member of the Board and each executive officer of the Corporation own a minimum of 2,000 shares of Common Stock of the Corporation, with such minimum to be adjusted for stock splits and dividends and other changes in capitalization.  The 2,000-share requirement needs to be met within two years of becoming a director or executive officer.

Title of Class	Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Common Stock	Allen E. Busching	21,144	(1)	.23%
($.10 par value)	Paul T. Canarick	35,872	(2)	.39%
	Alexander L. Cover	13,290	(3)	.14%
	Howard Thomas Hogan, Jr.	125,635	(4)	1.37%
	John T. Lane	8,346	(5)	.09%
	J. Douglas Maxwell, Jr.	45,458	(6)	.50%
	Stephen V. Murphy	16,714	(7)	.18%
	Milbrey Rennie Taylor	10,747	(8)	.12%
	Walter C. Teagle III	72,884	(9)	.79%
	Eric J. Tveter	53		-
	Michael N. Vittorio	36,227	(10)	.40%
	Sallyanne K. Ballweg	17,416	(11)	.19%
	Mark D. Curtis	33,843	(12)	.37%
	Richard Kick	59,245	(13)	.65%
	Donald L. Manfredonia	63,149	(14)	.69%
	Directors and Executive Officers as a group (17 persons)	568,190	(15)	6.20%

(1)	Including 4,022 shares in the name of Claire C. Busching, Mr. Busching’s wife, and 7,519 shares that can be acquired by the exercise of stock options.

(2)	Including 8,933 shares that can be acquired by the exercise of stock options.

(3)	Including 500 shares in the name of Rose Mary Cover, Mr. Cover’s wife; and 8,943 shares that can be acquired by the exercise of stock options.

(4)	Including 639 shares in the name of Judy Hogan, Mr. Hogan’s wife; 20,742 shares in the name of Mr. Hogan as Trustee for the benefit of his children, Howard, Kathryn, and Margaret Hogan; 1,388 shares in the name of Mr. Hogan as Trustee for the Hogan Family Trust; 12,260 shares, 10,759 shares, and 10,731 shares in the names of Mr. Hogan’s children, Howard, Kathryn and Margaret, respectively; and 8,771 shares that can be acquired by the exercise of stock options.

(5)	Including 4,619 shares that can be acquired by the exercise of stock options.

(6)	Including 9,215 shares that can be acquired by the exercise of stock options.

(7)	Including 4,762 shares that can be acquired by the exercise of stock options.

(8)	Including 3,641 shares that can be acquired by the exercise of stock options.

(9)	Including 674 shares in the name of Janet D. Teagle, Mr. Teagle's wife; 2,024 shares each (totaling 6,072 shares) held for the benefit of W. Clark Teagle IV, Clifton D. Teagle and Janet W. Teagle, Mr. Teagle’s children; and 16,742 shares that can be acquired by the exercise of stock options.

(10)	Including 10,186 shares that can be acquired by the exercise of stock options.

(11)	Including 5,254 shares that can be acquired by the exercise of stock options.

(12)	Including 920 and 671 shares in the names of Mr. Curtis’ children, Heather and Eric Curtis, respectively; and 18,633 shares that can be acquired by the exercise of stock options.

(13)	Including 27,329 shares that can be acquired by the exercise of stock options.

(14)	Including 30,961 shares that can be acquired by the exercise of stock options.

(15)	Including 169,268 shares that can be acquired by the exercise of stock options.

VOTING PROCEDURES AND METHODS OF COUNTING VOTES

As to Proposal 1 regarding the election of directors, the proxy card being provided by the Board enables a stockholder to vote “For” the election of the six nominees proposed by the Board or to “Withhold Authority” to vote for the nominees being proposed.  As discussed under Proposal 1, cumulative voting applies to the election of directors.  Directors are elected by a plurality of the votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees is withheld.

As to Proposals 2, 4 and 5, a stockholder may: (1) vote “For” the item, (2) vote “Against” the item, or (3) “Abstain” from voting on the item.  In order to approve Proposals 2, 4 and 5, each proposal must receive the affirmative vote of a majority of the shares voting on each matter at the annual meeting without regard to either shares as to which the “Abstain” box is marked or broker non-votes.  Proposal 3 requires the affirmative vote of the holders of at least seventy percent (70%) of the outstanding shares of Common Stock of the Corporation entitled to vote to approve the proposed amendment.  Abstentions and shares not voted by brokers and other entities holding shares on behalf of the beneficial owners will have the same effect as shares voted against Proposal 3.

Proxies solicited hereby will be returned to the Corporation, tabulated by the Corporation’s registrar and transfer agent and reviewed by the inspectors of election designated by the Board.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors presently consists of eleven members.  Each member, with the exception of Michael N. Vittorio, who also serves as President and Chief Executive Officer (“CEO”) of the Corporation and its wholly-owned bank subsidiary, The First National Bank of Long Island (“Bank”), is independent as defined in the Nasdaq Rules.

The Board is divided into two classes, Class I and Class II.  The following table sets forth the present composition of the Board.

Name	Class	Expiration of Term

Howard Thomas Hogan, Jr.	I	2015
John T. Lane	I	2015
Milbrey Rennie Taylor	I	2015
Walter C. Teagle III	I	2015
Michael N. Vittorio	I	2015
Allen E. Busching	II	2014
Paul T. Canarick	II	2014
Alexander L. Cover	II	2014
J. Douglas Maxwell, Jr.	II	2014
Stephen V. Murphy	II	2014
Eric J. Tveter	II	2014

As to the election of directors, each stockholder entitled to vote has the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected.  A stockholder may also cumulate his or her votes by giving one candidate as many votes as the number of directors to be elected multiplied by the number of his or her shares or by distributing such votes on the same principle among any number of candidates.  Cumulative voting can affect the election of directors if there are more nominees for director than positions to be filled.  In the event that cumulative voting is in effect, it is the intention of the persons named in the accompanying proxy to vote cumulatively for the nominees listed, and if authority for any nominee or nominees is withheld, the votes will be distributed among the remaining candidates in the discretion of the Board.

The nominees for election at this meeting will be the Class II directors.  It is intended that shares represented by properly executed proxies will be voted at the meeting in accordance with the marking indicated thereon and, in the absence of contrary indication, for the re-election of Directors Busching, Canarick, Cover, Maxwell and Murphy and the election of Director Tveter.  Each of the Class II directors will hold office until the 2016 Annual Meeting of Stockholders, or until his or her successor is elected and qualified.  If at the time of the 2014 Annual Meeting any of the nominees named above is unavailable or chooses not to serve as a director (an event that the Board does not now anticipate), the proxies will be voted for the election as director of such other person or persons as the Board of Directors may designate.

The Board of Directors recommends a vote FOR all named nominees.

The following table sets forth a brief description of the business experience of each of the Corporation’s directors during the past five years.  It also indicates any other directorships held during the past five years in any company with a class of securities registered pursuant to section 12 of the Securities Exchange Act of 1934 (“Exchange Act”) or subject to the requirements of section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.  The year set forth for each director is the year in which the person named became a director of the Corporation and the Bank with the exception of Mr. Hogan who became a director of the Corporation upon its formation in 1984.

BUSINESS EXPERIENCE OF DIRECTORS

Name	Principal Occupations and Other Directorships for Last 5 Years	Director Since

Allen E. Busching (Age 82)	Retired Public Company Executive	1999

Paul T. Canarick (Age 57)	President and Principal, Paul Todd, Inc. (Construction Company)	1992

Alexander L. Cover (Age 70)	Business and Management Consultant (Private Practice)	2003

Howard Thomas Hogan, Jr. (Age 69)	Hogan & Hogan (Attorney, Private Practice)	1978

John T. Lane (Age 71)	Retired JP Morgan & Co. Executive	2007

J. Douglas Maxwell, Jr. (Age 72)	Director Photon Migration Technologies Corp. (Medical Technology)	1987

Stephen V. Murphy (Age 68)	President, S.V. Murphy & Co., Inc. (Investment Banking); Director, Excelsior Venture Partners III, LLC; Excelsior Multi-Strategy Hedge Fund of Funds, LLC; Excelsior Private Markets Fund II; Excelsior Private Markets Fund III; Excelsior Directional Hedge Fund of Funds Ltd.; (formerly: Director, Bowne & Co., Inc.)	2005

Milbrey Rennie Taylor (Age 67)	Retired Executive Producer of CBS News	2008

Walter C. Teagle III (Age 64)	Chairman of the Board, The First of Long Island Corporation and The First National Bank of Long Island; President and Owner, Teagle Management, Inc. (Investment Consulting); Managing General Partner, Gulo Capital Partners L.P. (Private Investment Partnership); Chairman and Director, The Teagle Foundation, Inc.(Private Foundation)	1996

Eric J. Tveter (Age 55)	Chief Executive Officer, upc cablecom GmbH (formerly: Director, Open TV)	2013

Michael N. Vittorio (Age 61)	President and Chief Executive Officer, The First of Long Island Corporation and The First National Bank of Long Island	2003

QUALIFICATIONS OF DIRECTORS

Diversity.  The Governance and Nominating Committee believes that the Board as a whole should adequately reflect the diversity of the Company’s constituencies and the communities in which the Company conducts business.  Although the Committee considers diversity in identifying nominees for director, it does not have a formal policy in this regard.  The Committee has a broad view of diversity, and conceptualizes it to include differences of viewpoint, professional experience, education, skill and other individual qualities and attributes that contribute to board heterogeneity, as well as race, gender, national origin and other characteristics.

Specific Core Competencies.  In addition to general qualifications and the consideration of diversity, the Governance and Nominating Committee has developed a Skill Sets Matrix that sets forth the specific core competencies it believes one or more Board members should possess.  The matrix is used to evaluate the collective skills of the existing board and identify the skills that the Committee should seek when filling a Board vacancy or increasing the size of the Board.  The Governance and Nominating Committee recognizes that some Board members may possess many of the core competencies, while others will possess only a few, but that each Board member should have particular strength with respect to at least one.  The identified core competencies, which are subject to change from time to time, include, but are not limited to: experience as a director; experience with publicly-held companies; background and experience necessary to qualify as an “audit committee financial expert” as defined in Regulation S-K of the Securities and Exchange Commission; and experience in banking, strategic planning, accounting and reporting, finance, mergers and acquisitions, investments, real estate, marketing, operations, information technology and legal matters.

With respect to each of the Corporation’s directors, the narrative that follows sets forth the specific experience, qualifications, attributes and skills that led to the conclusion that the person should serve as a director in light of the Company’s business and structure and the general qualifications and core competencies identified and deemed desirable by the Governance and Nominating Committee.

Allen E. Busching - Mr. Busching joined the Board in 1999 and is Chairman of the Compensation Committee and a member of the Audit and Strategic Planning Committees.  He serves as an associate Trustee of North Shore-Long Island Jewish Health Systems, Inc. and is a member of its Finance Committee.  Mr. Busching previously served as President and Chief Executive Officer of Veeco Instruments, a New York Stock Exchange Company, and has been a director of both banking and non-banking companies.  Mr. Busching’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, with particular strength in corporate governance, publicly held companies, strategic planning, operations, finance and mergers and acquisitions.

Paul T. Canarick - Mr. Canarick joined the Board in 1992, is a member of the Governance and Nominating, Loan, Asset Liability and Strategic Planning Committees.  Mr. Canarick is President and Principal of Paul Todd, Inc., a privately held construction company.  Mr. Canarick’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, with particular strength in real estate.

Alexander L. Cover - Mr. Cover joined the Board in 2003 and is Chairman of the Audit Committee and a member of the Governance and Nominating, Asset Liability and Strategic Planning Committees.  He is currently a business and management consultant in private practice and, among other things, assists privately held companies with developing business plans.  Previously he was Partner In Charge of the financial institutions practice of the Long Island office of Ernst & Young, LLP.  At Ernst & Young, Mr. Cover’s experience also included, among other things, serving as review partner on both SEC and non-SEC engagements.  Mr. Cover has also been a director of a number of not-for-profit entities.  Mr. Cover’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, with particular strength in publicly held companies, banking, strategic planning, accounting and reporting, finance and mergers and acquisitions.

Howard Thomas Hogan, Jr., Esq. - Mr. Hogan joined the Board in 1978 and is a member of the Loan and Governance and Nominating Committees.  Mr. Hogan is currently an attorney in private practice, with an emphasis on real estate.  He currently serves and has served as a director of numerous not-for-profit and community organizations.  His experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, with particular strength in legal matters, real estate and corporate governance.

John T. Lane - Mr. Lane joined the Board in 2007 and is Chairman of the Asset Liability Committee and a member of the Audit, Loan and Strategic Planning Committees.  He is currently a director of Winthrop University Hospital and Health Care Trustees of New York State.  Mr. Lane’s previous experience includes Managing Director of J.P. Morgan & Co.  During his twenty-six year career with J.P. Morgan, Mr. Lane served in leadership positions in Corporate Finance, Private Clients, Credit and Investor Services.  Mr. Lane also served as a member of J.P. Morgan’s Credit Policy Committee, Chairman of J.P. Morgan Florida, and Director of J.P. Morgan California, Morgan Shareholder Services and Morgan Futures.  Aside from J.P. Morgan, Mr. Lane has served as a director of a number of publicly and privately held companies and not-for-profit entities.  Mr. Lane’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, with particular strength in banking, publicly held companies, corporate governance, finance, and mergers and acquisitions.

J. Douglas Maxwell, Jr. - Mr. Maxwell joined the Board in 1987 and is Chairman of the Governance and Nominating Committee and a member of the Audit and Loan Committees.  Currently, Mr. Maxwell is a director of Photon Migration Technologies Corp.  Mr. Maxwell’s past experience includes a variety of executive positions including Chief Financial Officer of NIRx Medical Technologies LLC, Chairman of the Board and Chief Executive Officer, Swissray Empower, Inc. and President, Chemco Technologies, Inc.  Mr. Maxwell has served as a director of a number of publicly and privately held companies and not-for-profit entities.  Mr. Maxwell’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, with particular strength in publicly held companies, corporate governance, accounting and reporting, finance and operations.

Stephen V. Murphy - Mr. Murphy joined the Board in 2005 and is Chairman of the Loan Committee and a member of the Compensation, Asset Liability and Strategic Planning Committees.  He is currently President of S.V. Murphy & Co., Inc., an investment banking firm.  He also serves as a director of several registered investment companies.  Mr. Murphy’s experience includes Merrill Lynch Capital Markets, where he was Managing Director in the Investment Banking Department in charge of the Financial Institutions Mergers and Acquisitions Group.  Prior to that, Mr. Murphy was with The First Boston Corporation as Managing Director in the Corporate Finance Department in charge of the Commercial Banking Group for Financing and Strategic Services.  Mr. Murphy also serves or has served as a director for various publicly-held and not-for-profit entities.  Mr. Murphy’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, with particular strength in publicly-held companies, corporate governance, banking, strategic planning, finance, mergers and acquisitions, and investments.

Milbrey Rennie Taylor - Ms. Taylor joined the Board in 2008 and is a member of the Compensation and Governance and Nominating Committees.  Ms. Taylor’s experience includes over thirty years in the television news business.  She served as Executive Producer of CBS News Sunday Morning and CBS Weekend News.  Ms. Taylor also served as Vice President of ThirdAge Media, an Internet company partly owned by CBS, Inc.  Ms. Taylor serves and has served as a director of a number of not-for-profit entities.  Ms. Taylor’s experience has provided her with a number of the core competencies identified by the Governance and Nominating Committee, with particular strength in corporate governance, communications and public relations.

Walter C. Teagle III - Mr. Teagle joined the Board in 1996, became Chairman of the Board in 2005 and is an ex officio member for all purposes of all Board Committees of the Corporation and the Bank.  Mr. Teagle is currently President and owner of Teagle Management, Inc., an investment consulting firm, Chairman and director of The Teagle Foundation, Inc. and Managing General Partner of Gulo Capital Partners L.P., a private investment partnership.  Mr. Teagle’s past experience includes a variety of executive and board positions including Managing Director, Groton Partners LLC, a merchant banking firm; Officer and Managing Director, Groton Asset Management LLC, an investment management company; Executive Vice President and Director, Lexent, Inc., a publicly-held infrastructure service provider; and President, Chief Executive Officer, and Director, Metro Design Systems, Inc., an engineering design services firm.  Mr. Teagle has also been a director of not-for-profit entities.  Mr. Teagle’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, with particular strength in corporate governance, operations, finance, strategic planning and investments.

Eric J. Tveter - Mr. Tveter joined the Board in September 2013 on the recommendation of a non-management director.  He is currently Chief Executive Officer of upc cablecom GmbH, which he joined in May 2009.  Mr. Tveter was President of UK cable operator Telewest Global Inc. and held a range of senior management positions at Time Warner Cable, Comcast Corporation and Cablevision Systems Corporation.  Mr. Tveter was a Non-Executive Board Member of Open TV and served as Chairman of Sightspeed Inc, a video conferencing and communications provider.  Mr. Tveter has extensive knowledge and experience in the US, UK, and European cable industries.  Mr. Tveter’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, with particular strength in strategic planning, accounting and reporting, finance, marketing, operations and information technology.

Michael N. Vittorio - Mr. Vittorio has been President and Chief Executive Officer of the Corporation and the Bank since 2003.  Mr. Vittorio is chairman of the Bank’s Strategic Planning Committee.  Prior to his employment by the Company in 2002, Mr. Vittorio was employed at J.P. Morgan Chase as Senior Vice President responsible for managing Chase Insurance Agency’s Insurance Brokerage and Advisory Service Business.  Previously he served in various capacities at J.P. Morgan Chase including Senior Credit Officer for Small Business Financial Services, Middle Market Regional Manager and Division Executive in the Small Business/Commercial Division.  Mr. Vittorio also serves or has served as a director of a variety of not-for-profit entities.  Mr. Vittorio’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, with particular strength in banking, publicly held companies, strategic planning, mergers and acquisitions, real estate, marketing and operations.

BOARD LEADERSHIP STRUCTURE

The Board has determined that the Chairman of the Board will be an independent director.  The Board believes that management accountability and the Board’s independence from management are best served by having an independent, non-executive chairman.

Walter C. Teagle III has served as Chairman of the Board since May 2005.  As Chairman, Mr. Teagle organizes the work of the Board and ensures that the Board has access to sufficient information to enable it to carry out its responsibilities, including monitoring the Corporation’s performance and the performance of management.  The role of the Chairman includes: (1) presiding over all meetings of the Board and stockholders, including regular executive sessions of the Board in which the CEO and other members of management do not participate; (2) establishing the annual agenda of the Board and agendas of each meeting in consultation with the CEO; (3) advising with respect to the work of each Committee and reviewing together with the Governance and Nominating Committee changes in Board membership and the membership and chair of each Committee; (4) coordinating periodic reviews of management’s strategic plan for the Corporation; (5) leading the Board’s review of the succession plan for the CEO; and (6) coordinating with the Compensation Committee of the Board the annual performance review of the CEO.

BOARD’S ROLE IN RISK OVERSIGHT

Risk is an integral part of Board and committee discussions throughout the year.  The significant risks facing the Corporation are set forth in an Enterprise Risk Management document prepared by management and reviewed by the Board.  While the Corporation’s management team, which includes a Chief Risk Officer, is responsible for identifying, assessing and managing risk, the Board is responsible for risk oversight and fulfills this responsibility primarily through its committees.  In granting authority to management, approving policies and strategies and receiving management reports, the Board and its committees consider, among other things, the risks that the Corporation faces.  For each critical risk, such as credit risk, interest rate risk and liquidity risk, the Corporation has a formal written policy that is approved by an appropriate board committee or the full Board.

The following table sets forth each Board committee and identifies its risk oversight responsibilities.

Board Committee	Risk Oversight Responsibilities

Loan Committee	Credit and Allowance for Loan Losses

Asset Liability Committee	Interest Rate, Liquidity, Credit, Earnings and Market

Audit Committee	Financial Reporting, Internal Control, Compliance, Operational, Technology, Business Continuity and Fiduciary

Governance and Nominating Committee	Succession Planning, Legal and Reputation

Compensation Committee	Compensation Policy and Practice

Strategic Planning Committee	Strategic

MEETINGS OF THE BOARD OF DIRECTORS

All of the members of the Board of the Corporation also serve on the Board of the Bank.  The Board of the Corporation held ten regular meetings during 2013.  Each director attended at least 75% of the aggregate number of Board meetings and meetings of the committees on which such director served.

BOARD COMMITTEES AND MEETINGS

The Board of the Corporation has three standing committees: the Governance and Nominating Committee; the Audit Committee; and the Compensation Committee.  The Board of the Bank also has three standing committees: the Loan Committee, the Asset Liability Committee and the Strategic Planning Committee.

Governance and Nominating Committee

All the members of the Corporation’s Governance and Nominating Committee are independent directors as defined in the Nasdaq Rules.  The members of the Governance and Nominating Committee are Paul T. Canarick, Alexander L. Cover, J. Douglas Maxwell, Jr., Howard Thomas Hogan, Jr., Milbrey Rennie Taylor and Walter C. Teagle III.  The Committee met four times during 2013.

The Corporation’s Board has adopted a formal written charter for the Governance and Nominating Committee.  A current copy of the charter and the Corporation’s Corporate Governance Guidelines are available on the Corporation’s website by going to www.FNBLI.com and clicking on “Investor Relations,” then clicking on “Corporate Governance,” again clicking on “Corporate Governance,” and then clicking on “Governance and Nominating Committee Charter” or “Corporate Governance Guidelines.”

The Governance and Nominating Committee is currently responsible for: (1) identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next annual meeting of stockholders; (2) recommending to the Board written corporate governance guidelines and monitoring compliance with said guidelines; (3) leading the Board in an annual Board self-assessment and reporting to the Board on its own self-assessment and the self-assessments performed by the other Board committees; and (4) recommending to the Board director candidates for each committee.

Although the Corporation has a long history of being able to attract and maintain a cohesive Board with the variety of skills necessary to properly oversee the affairs of the Corporation, the Governance and Nominating Committee will consider director candidates recommended by stockholders.  Submission of candidates may be made in writing at any time.  However, to be considered by the Governance and Nominating Committee for nomination at the 2015 annual meeting, such submissions should be made no later than November 17, 2014 to the Chairman of the Governance and Nominating Committee at the Corporation’s address set forth in this proxy statement.  In addition, nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors provided that such nominations are made in accordance with the provisions of the Corporation’s bylaws establishing the information and notice requirements for such nominations.

In addition to interviews, the Governance and Nominating Committee may evaluate potential nominees by reviewing resumes, checking business and/or personal references, and performing background checks as deemed appropriate.  The Corporation has not paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

Except for Mr. Tveter who was elected by the Board of Directors in September 2013, all of the Class II nominees approved by the Governance and Nominating Committee for inclusion on the Corporation’s proxy card for the Annual Meeting of Stockholders to be held April 22, 2014 are directors standing for re-election.

Audit Committee

The members of the Audit Committee are Allen E. Busching, Alexander L. Cover, John T. Lane, J. Douglas Maxwell, Jr. and Walter C. Teagle III.  The Committee met seven times during 2013.

The Corporation’s Board has adopted a formal written charter for the Audit Committee.  A current copy of the charter is available on the Corporation’s website by going to www.FNBLI.com and clicking on “Investor Relations,” then clicking on “Corporate Governance,” again clicking on “Corporate Governance,” and then clicking on “Audit Committee Charter.”

The Board has determined that all members of the Audit Committee are independent as independence for audit committee members is defined in SEC Rule 10A-3 and the Nasdaq Rules.  The Board has also determined that Alexander L. Cover is an audit committee financial expert as that term is defined in paragraph (d)(5)(ii) of Item 407 of Regulation S-K of the Securities and Exchange Commission.  The Board of Directors has also determined that all members of the Audit Committee have banking or related financial management expertise.

The Audit Committee is responsible for: (1) selecting, retaining, and dismissing, if necessary, the independent auditors and approving audit fees and engagement terms and all non-audit services provided by the independent auditors; (2) confirming the independence of the independent auditors; (3) reviewing and discussing with management and the independent auditors the Corporation’s audited consolidated financial statements and internal control over financial reporting; (4) meeting with the Corporation’s independent auditors and reviewing with them the results of their annual audit of the Corporation’s consolidated financial statements, including any recommendations the auditors may have with respect to internal controls or other business matters; (5) approving the audit plan and reviewing the scope and results of internal audits performed by both the Bank’s in-house audit staff and external firms; (6) reviewing the results of examinations performed by regulatory authorities; (7) overseeing management's responsibility to fulfill the annual internal control reporting requirements of Section 404 of the Sarbanes-Oxley Act and that the Bank fulfills the annual audit and management reporting requirements of the Federal Deposit Insurance Corporation Improvement Act of 1991; and (8) reviewing the Bank's performance of its obligations under various laws and regulations, including those affecting consumers.  The Audit Committee Report is included in a separate section of this proxy statement.

Compensation Committee

All the members of the Corporation’s Compensation Committee are independent directors as defined in the Nasdaq Rules.  The members of the Compensation Committee are Allen E. Busching, Stephen V. Murphy, Milbrey Rennie Taylor and Walter C. Teagle III.  The Committee met four times during 2013.

The Corporation’s Board has adopted a formal written charter for the Compensation Committee.  A current copy of the charter is available on the Corporation’s website by going to www.FNBLI.com and clicking on “Investor Relations,” then clicking on “Corporate Governance,” again clicking on “Corporate Governance,” and then clicking on “Compensation Committee Charter.”

The Compensation Committee is responsible for: (1) conducting a periodic review of the Corporation’s incentive-based compensation policy for covered persons, as defined, and other compensation policies, strategies and plans for the CEO, other executive officers and non-employee directors and reporting and making recommendations to the Board with respect thereto; (2) recommending to the Board approval of employment contracts for the CEO and other executive officers;  (3) evaluating the performance of the CEO and recommending to the Board the base compensation level for the CEO; (4) reviewing, at its discretion, the CEO’s performance evaluation of the other executive officers of the Corporation and recommending to the Board the compensation level of each such officer; (5) recommending to the Board approval of cash compensation for non-employee directors;  (6) setting corporate goals used to determine cash incentive compensation paid to the CEO and other executive officers and stock-based compensation awarded to the CEO, other executive officers and non-employee directors; (7) recommending to the Board approval of cash incentive compensation for the Corporation’s CEO and other executive officers pursuant to the Corporation’s compensation program (8) administering the Corporation’s stock compensation plan, including recommending to the Board approval of awards of stock-based compensation to the CEO, other executive officers and non-employee directors under such plan and pursuant to the Corporation’s compensation program (9) reviewing the overall annual salary budget for the Bank’s entire employee population; (10) conducting, or causing to be conducted, at its discretion, a periodic review of the Corporation’s pension, 401(k), supplemental executive retirement and health and welfare plans; (11) reviewing the compensation disclosures included in the Corporation’s annual proxy statement and preparing or causing to be prepared an annual report of the Committee on executive compensation to be included therein; (12) considering the results of the most recent non-binding, stockholder advisory vote on executive compensation and, if deemed necessary, recommending to the Board changes in compensation policies, practices and decisions; and (13) reviewing the most recent non-binding, stockholder advisory vote on the frequency of stockholder votes on executive compensation and, in light of such advisory vote, recommending to the Board how frequently the Corporation should include in its proxy materials a non-binding, stockholder advisory vote on the compensation of its named executive officers.

Administration of the Corporation’s stock compensation plan includes selecting directors and officers to whom awards are to be made and determining the timing, duration, amount, type and terms of each award.  Members of the Compensation Committee as well as all other non-employee directors of the Corporation have been eligible for awards of stock-based compensation in the past and it is currently anticipated that they will be eligible for future awards.

In determining an appropriate level of compensation for the CEO and other executive officers, the Compensation Committee periodically engages an independent compensation consulting firm to gather and help analyze the information necessary to make such determinations.  In 2012, the Compensation Committee engaged Pearl Meyer & Partners (“PM&P”), an independent national compensation consulting firm, to conduct a review of the compensation of the Company’s CEO and other executive officers.  The objective of the review was to provide an assessment of the competitiveness and effectiveness of the Corporation’s compensation programs relative to peer banks.

In performing their 2012 review, PM&P worked with the Compensation Committee to develop a custom peer group.  The peer banks were similar in size and scope to the Bank, with total assets ranging from approximately $1.2 billion to $4.3 billion.  This range compares to total assets for the Bank of approximately $2.4 billion at year-end 2013.  The peer group consisted of seventeen (17) publicly-held banks located in the Bank’s general geographic area and included S&T Bancorp, Inc., Tompkins Financial Corporation, Sun Bancorp, Inc., Lakeland Bancorp, Inc., Hudson Valley Holding Corp., Sterling Bancorp, Metro Bancorp, Inc., Financial Institutions, Inc., Univest Corporation of Pennsylvania, Arrow Financial Corporation, Bryn Mawr Bank Corporation, CNB Financial Corporation, Peapack-Gladstone Financial Corporation, Center Bancorp, Inc., Alliance Financial Corporation, Bridge Bancorp, Inc., and BCB Bancorp, Inc.  PM&P also gathered peer data from published industry surveys, including their own survey and surveys performed by other nationally recognized compensation consulting firms.  In performing their reviews, PM&P assessed the elements of executive compensation both individually and in the aggregate, including base salary, annual cash incentive compensation and annual equity awards.  Based on their reviews, PM&P provided the Compensation Committee with a comparison of the compensation of the CEO and other executive officers to the market median and commentary on such compensation in light of the financial performance of the Company versus that of its peers.  PM&P also provided observations and recommendations on emerging trends and best practices in executive compensation.

Other than the services described above, PM&P did not provide any other services to the Company.

The Compensation Committee considers the most recent stockholder say on pay advisory vote in reviewing the Corporation’s executive compensation policies, practices and decisions.  In light of the support of our stockholders, the Compensation Committee concluded that no major revisions were necessary to our executive compensation program.

Compensation Committee Interlocks and Insider Participation.  No member of the Compensation Committee: (1) was an officer or employee of the Corporation or the Bank; (2) was formerly an officer of the Corporation or the Bank; or (3) had any relationship requiring disclosure by the Corporation under the SEC’s rules governing disclosure of related party transactions.  No executive officer of the Corporation served as a director or member of a compensation committee of another entity, one of whose directors or executive officers served as a member of the Corporation’s Board of Directors or Compensation Committee.

Loan Committee of the Bank

The members of the Loan Committee are Paul T. Canarick, Howard Thomas Hogan, Jr., John T. Lane, J. Douglas Maxwell, Jr., Stephen V. Murphy, Walter C. Teagle III and Michael N. Vittorio.  In 2013, the Committee met quarterly to review the overall loan portfolio, reports by the Bank’s independent loan review consultants and the allowance for loan losses.

Residential mortgage loans in excess of $500,000 and other loans in excess of $400,000 require the approval of the Management Loan Committee.  Loans in excess of $8.5 million also require the approval of two non-management members of the Board Loan Committee.  Loans in excess of $12.0 million require the recommendation of the Management Loan Committee and the approval of a majority of the Board unless it is an extension of an existing credit facility for twelve months or less with no deterioration in risk rating.

Asset Liability Committee of the Bank

The members of the Asset Liability Committee are Paul T. Canarick, Alexander L. Cover, John T. Lane, Stephen V. Murphy, Walter C. Teagle III and Michael N. Vittorio.  The Committee held four meetings in 2013.

The Asset Liability Committee is responsible for providing oversight with respect to the Bank’s achievement of its overall objective of optimizing returns consistent with prudent risk management regarding assets, liabilities, equity and off-balance sheet activities.  In this regard, the Committee: (1) oversees investment risk and approves the investment policy limits and operating guidelines set forth in the Bank’s Investment Policy; (2) oversees interest rate risk and approves the risk limits and operating guidelines set forth in the Bank’s Interest Rate Risk Policy; (3) oversees liquidity risk and approves the risk limits and operating guidelines set forth in the Bank’s Liquidity Policy and Liquidity Contingency Plan; and (4) oversees management’s use, if any, of embedded and stand-alone derivative instruments for purposes of managing interest rate risk.

Strategic Planning Committee of the Bank

The members of the Strategic Planning Committee are Allen E. Busching, Paul T. Canarick, Alexander L. Cover, John T. Lane, Stephen V. Murphy, Walter C. Teagle III and Michael N. Vittorio.  The Committee held one formal meeting in 2013, but members of the Committee meet formally or informally with executive management throughout the year and the full Board dedicates one meeting per year to reviewing the Corporation’s strategic plan.  The Strategic Planning Committee is responsible for providing oversight with respect to the preparation and revision of the Corporation’s strategic plan and monitoring the Corporation’s ongoing performance with respect to the plan.

BOARD MEMBER ATTENDANCE AT ANNUAL MEETINGS

The Board strongly encourages each of its members to attend the Annual Meeting of Stockholders.  In this regard, the Board sets the date for the Annual Meeting of Stockholders to coincide with the April Board meeting.  All directors that were directors at the time of the prior year’s Annual Meeting of Stockholders attended the meeting, which was held on April 16, 2013.

SECURITY HOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

The Corporation’s Board does not have a formal process for security holders to send communications to the Board.  The Board believes that a formal process is unnecessary because the Corporation is relatively small and both the Chairman of the Board and the President and CEO, who is also a director, are easily accessible by telephone and mail.

COMPENSATION OF DIRECTORS

Cash Compensation

The Chairman of the Board of the Corporation and the Bank receives a quarterly retainer of $22,375 for service on both boards.  The Chairman does not receive per meeting fees or committee retainers.  Other non-employee directors receive a quarterly retainer of $3,625 for service on the Corporation’s Board and $1,250 for each regularly scheduled meeting of the Bank’s board, provided they attend at least eight of the ten meetings.  If a director attends fewer than eight meetings, the director receives $1,250 for each meeting attended.  In addition, non-employee directors of the Corporation and the Bank receive $1,250 for each special Board meeting and $500 for each telephone Board meeting and, as described below, receive retainers for board committee service.

The Chairmen of the Corporation’s and the Bank’s board committees each receive annual retainers of $7,000, except the Audit Committee Chairman receives $12,000 and the Governance and Nominating Committee Chairman receives $6,250.  In addition, the Chairman of the Board Loan Committee and all other Board Loan Committee members receive $500 per meeting with the Management Loan Committee.  Members of each of the Corporation’s and the Bank’s board committees receive annual retainers of $3,500, except Audit Committee members receive $5,500.

The CEO does not receive retainers or per meeting fees for Board service.

Stock-based Compensation

The Corporation’s 2006 Stock Compensation Plan allows for the granting of equity awards to non-employee directors of the Corporation.  Equity compensation for directors consists of restricted stock units (“RSUs”).  The number of RSUs granted to the Chairman and each non-employee director is in accordance with a methodology recommended by the Compensation Committee and adopted by the Board of Directors.

RSUs are generally convertible into shares of Common Stock after three years provided certain performance criteria are met (“performance-based RSUs”).  However, 1,895 RSUs were granted to directors in January 2014 that will vest ratably over a two-year time period (“time-based RSUs”) All RSUs granted to date immediately vest upon a change in control, retirement, death or total and permanent disability.  The ability to convert performance-based RSUs into shares of Common Stock after three years and the related conversion ratio is determined in the same manner as for executive officers described in the “Compensation Discussion and Analysis” appearing elsewhere in this proxy statement.

Retirement Plan

On June 18, 1991, the Board of Directors of the Bank adopted The First National Bank of Long Island Retirement Plan for Directors ("Retirement Plan").  Effective December 31, 2000, the Retirement Plan was terminated.  Upon termination, the benefits earned by directors for services rendered through December 31, 2000 were frozen and the ability of directors to earn additional benefits under the Retirement Plan was discontinued.  Upon retirement after attaining the age of sixty (60), each of the current directors who was a director prior to 2001 will receive a credit ("Credit Percentage") of ten percent (10%) multiplied by the number of years of service on the Board through December 31, 2000, to a maximum of one hundred percent (100%).  The annual benefit ("Annual Benefit") under the Retirement Plan is equal to the monthly Board of Directors’ attendance fee in effect as of December 31, 2000 of $1,000, multiplied by twelve (12) and then multiplied by the Credit Percentage.  The Annual Benefit is payable in quarterly installments for a period of seven (7) years from the date of retirement  ("Payment Period").  In the event of the death of a director or a retired director, the surviving spouse of such director is entitled to receive an annual payment equal to seventy-five percent (75%) of the Annual Benefit, calculated as set forth above, and payable over the remainder of the applicable Payment Period.

The following table sets forth information concerning the compensation of directors for 2013.

DIRECTOR COMPENSATION

	Fees Earned or Paid in Cash	Stock Awards (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2)	Total	Aggregate Option Awards Outstanding	Aggregate Stock Awards Outstanding (3)
Name	($)	($)	($)	($)	(#)	(#)
Allen E. Busching	46,750	30,958	765	78,473	9,350	1,850
Paul T. Canarick	44,000	30,958	1,089	76,047	9,788	1,850
Alexander L. Cover	53,250	30,958		84,208	10,226	1,850
Howard Thomas Hogan, Jr., Esq.	38,250	30,958	3,454	72,662	10,348	1,850
John T. Lane	52,250	30,958		83,208	5,474	1,850
J. Douglas Maxwell, Jr.	48,500	30,958	4,231	83,689	10,070	1,850
Stephen V. Murphy	49,750	30,958		80,708	5,617	1,850
Milbrey Rennie Taylor	37,750	30,958		68,708	4,496	1,850
Walter C. Teagle III	89,500	61,721	1,096	152,317	19,263	3,701
Eric J. Tveter	8,583			8,583

(1)	The values shown are for RSU awards made in January 2014 based on 2013 performance and represent the aggregate grant date fair values computed in accordance with FASB ASC Topic 718. (See Note J "Stock-Based Compensation" to the Corporation's 2013 Consolidated Financial Statements.)
(2)	The change in pension value represents interest on the benefit frozen as of December 31, 2000.
(3)	Represents the maximum number of shares into which outstanding RSUs can potentially be converted.

MANAGEMENT

The following table sets forth information about all executive officers of the Corporation and the Bank as of the date of this proxy statement.

Executive Officers	Age	Present Capacity	Officer Since

Michael N. Vittorio	61	Director, President and Chief Executive Officer of the Corporation and the Bank	2002

Sallyanne K. Ballweg	58	Senior Executive Vice President of the Corporation and the Bank and Secretary of the Corporation	2007

Mark D. Curtis	59	Executive Vice President and Chief Financial Officer of the Corporation and the Bank; Treasurer of the Corporation and Cashier of the Bank	1997

Richard Kick	56	Executive Vice President of the Corporation and the Bank	1991

Donald L. Manfredonia	62	Executive Vice President of the Corporation and the Bank	1987

Christopher Becker	48	Executive Vice President and Chief Risk Officer of the Corporation and the Bank	2011

Richard P. Perro	48	Executive Vice President of the Bank	2002

Mr. Becker joined the Corporation and the Bank in February 2011 as Vice President of the Corporation and Senior Vice President of the Bank.  In 2013, Mr. Becker was promoted to Executive Vice President of the Corporation and the Bank.  Prior to joining the Bank, Mr. Becker was Executive Vice President and Chief Financial Officer of the Bank of Smithtown.  Prior to that, Mr. Becker served as President and Chief Executive officer of a bank in organization after spending nearly 19 years at The Bridgehampton National Bank, most recently as Executive Vice President and Chief Operating Officer.

Mr. Perro joined the Bank in 2002 as Vice President and Branch Manager.  He was promoted to Senior Vice President of Branch Administration in 2009 and was promoted to the Head of Branch Distribution in 2011.  In 2013, Mr. Perro was promoted to Executive Vice President of the Bank.

PROPOSAL 2

NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO THE
CORPORATION’S NAMED EXECUTIVE OFFICERS

The compensation paid to our named executive officers is disclosed in this proxy statement in the sections entitled “Compensation Discussion and Analysis,” “Compensation of Executive Officers,” “Compensation Pursuant to Plans” and “Employment Contracts.”  We believe that our compensation policies, practices and decisions are focused on pay-for-performance principles and are strongly aligned with the long-term best interests of our stockholders.  Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead the Corporation successfully in a competitive environment.  Stockholders are being asked to cast a non-binding, advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Corporation’s named executive officers as disclosed in its proxy statement for the April 22, 2014 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

The affirmative vote of the holders of a majority of shares represented in person or by proxy and voting on this item will be required for approval.

Your vote on this Proposal 2 is advisory, and therefore not binding on the Corporation, the Compensation Committee or the Board.  The vote will not be construed to overrule any decision by the Corporation or the Board; to create or imply any change to the fiduciary duties of the Corporation or the Board; or to create or imply any additional fiduciary duties for the Corporation or the Board.  However, our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is a significant vote against the compensation paid to our named executive officers as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends a vote FOR the proposal to approve the compensation paid to the Corporation’s named executive officers.

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors recommends approval of an amendment of Article Fifth of the Corporation’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from twenty million (20,000,000) shares to forty million (40,000,000) shares.  If approved by the stockholders, Article Fifth of the Corporation’s Certificate of Incorporation would be amended by deleting the first sentence thereof in its entirety, and substituting in lieu thereof the following:

“The aggregate number of shares which this Corporation shall have authority to issues is 40,000,000 shares, par value $0.10 each, which shall be known as ‘Common Stock’.”

The remainder of Article Fifth shall remain unchanged by the proposed amendment.

The Board of Directors believes that the proposed increase in the authorized shares of Common Stock is in the best interest of the Corporation and its stockholders.  As of February 14, 2014, the Corporation had 9,169,810 shares of Common Stock issued and outstanding, 412,414 shares reserved for issuance under stockholder approved equity plans, and 341,710 shares of Common Stock reserved for issuance pursuant to the Dividend Reinvestment and Stock Purchase Plan that is available to stockholders.  The additional authorized shares would be available for issuance from time to time at the discretion of the Board of Directors, without further stockholder action except as may be required for a particular transaction by law, or other agreements and restrictions.  The shares would be issuable for any proper corporate purpose, including stock splits and dividends, capital-raising transactions, including the ongoing dividend reinvestment and stock purchase plan, future acquisitions and for equity compensation grants to employees and directors under the Corporation’s equity compensation plans.  The Board of Directors believes that these additional authorized shares will provide the Corporation with needed flexibility to issue shares in the future without the potential expense and delay incident to obtaining stockholder approval for a particular issuance.  We do not have specific plans or intentions with respect to capital raising initiatives or acquisition transactions.

If additional shares of Common Stock are issued by the Corporation, it may potentially have an anti-takeover effect by making it more difficult to obtain shareholder approval of various actions, such as a merger or removal of management.  The increase in authorized shares of Common Stock has not been proposed in connection with any anti-takeover related purpose and the Board of Directors and management have no knowledge of any current efforts by anyone to obtain control of the Corporation or to effect large accumulations of the Corporation’s Common Stock.  Additionally, the issuance of additional shares of Common Stock may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing stockholders.

The affirmative vote of the holders of at least seventy percent (70%) of the outstanding shares of Common Stock of the Corporation entitled to vote is necessary to approve the proposed amendment.  Abstentions and shares not voted by brokers and other entities holding shares on behalf of the beneficial owners will have the same effect as shares voted against the Proposal.

The Board of Directors recommends a vote FOR approval of the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock

PROPOSAL 4

APPROVAL OF THE FIRST OF LONG ISLAND CORPORATION 2014 EQUITY INCENTIVE PLAN

The Board of Directors has adopted, subject to stockholder approval, The First of Long Island Corporation 2014 Equity Incentive Plan (the “2014 Equity Incentive Plan”), to provide officers, employees and directors of the Corporation and the Bank with additional incentive to promote the growth and performance of the Corporation and the Bank.  Upon stockholder approval of the 2014 Equity Incentive Plan, no further awards will be made under The First of Long Island Corporation 2006 Stock Compensation Plan (the “Prior Plan”).  By approving the 2014 Equity Incentive Plan, our stockholders will give us the continued flexibility we need to attract and retain highly qualified officers and directors by offering a competitive compensation program that is linked to the performance of our common stock.  In addition, the 2014 Equity Incentive Plan is intended to further align the interests of our directors and management with the interests of our stockholders by potentially increasing the ownership interests of directors and officers in our common stock.

The following is a summary of the material features of the 2014 Equity Incentive Plan, which is qualified in its entirety by reference to the provisions of the 2014 Equity Incentive Plan, attached hereto as Appendix A.  In the event of conflict between the terms of this disclosure and the terms of the 2014 Equity Incentive Plan, the terms of the 2014 Equity Incentive Plan will control.

General

Subject to permitted adjustments for certain corporate transactions, the number of shares of Corporation common stock reserved for issuance pursuant to awards granted under the 2014 Equity Incentive Plan is one million (1,000,000), plus the number of shares of common stock subject to outstanding awards under the Prior Plan as of the Effective Date that shall expire or be forfeited.  As of the date of this Proxy Statement, there were 311,554 shares of Corporation common stock subject to outstanding awards under the Prior Plan.  No additional shares will be issued under the Prior Plan.

All of the 1,000,000 shares may be issued under the 2014 Equity Incentive Plan pursuant to the exercise of stock options or stock appreciation rights.  However, the maximum number of shares that may be issued as restricted stock awards or restricted stock units is 350,000 shares.

The 2014 Equity Incentive Plan will be administered by the members of Corporation’s Compensation Committee (the “Committee”) who are “Disinterested Board Members,” as defined in the 2014 Equity Incentive Plan.  The Committee has full and exclusive power within the limitations set forth in the 2014 Equity Incentive Plan to make all decisions and determinations regarding: (i) the selection of participants and the granting of awards; (ii) establishing the terms and conditions relating to each award; (iii) adopting rules, regulations and guidelines for carrying out the 2014 Equity Incentive Plan’s purposes; and (iv) interpreting the provisions of the 2014 Equity Incentive Plan and any award agreement.  The 2014 Equity Incentive Plan also permits the Committee to delegate its responsibilities and powers to any person or persons selected by it, subject to the limitations set forth in the plan.

Eligibility

Employees and directors of the Corporation, the Bank and subsidiaries are eligible to receive awards under the 2014 Equity Incentive Plan, except that non-employee directors may not be granted incentive stock options.  The maximum number of shares of common stock that may be delivered to non-employee directors in the aggregate is 30% of the shares authorized under the 2014 Equity Incentive Plan.

Types of Awards

The Committee may determine the type and terms and conditions of awards under the 2014 Equity Incentive Plan, which shall be set forth in an award agreement delivered to each participant.  As described hereinafter, awards may be granted as incentive and non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock units or any combination thereof.  In addition, the Committee may grant any of these types of awards subject to performance based vesting conditions.  Such awards shall be referred to herein as “performance awards.”

Stock Options.  A stock option gives the recipient or “optionee” the right to purchase shares of common stock at a specified price for a specified period of time.  The exercise price may not be less than the fair market value on the date the stock option is granted.  Fair market value for purposes of the 2014 Equity Incentive Plan means the final reported sales price of the Corporation’s common stock as reported on Nasdaq on the date the option is granted (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred).  Further, the Committee may not grant a stock option with a term that is longer than 10 years.

Stock options are either “incentive” stock options or “non-qualified” stock options. Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code. Only employees are eligible to receive incentive stock options. Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise: (i) by tendering, either actually or constructively by attestation, shares of our common stock valued at fair market value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of our stock (or a sufficient portion of the shares) acquired upon exercise of the stock option and to remit to the Corporation a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (iii) by a net settlement of the stock option, using a portion of the shares obtained on exercise in payment of the exercise price of the stock option (and if applicable, any minimum required tax withholding); (iv) by personal, certified or cashier’s check; or (v) by any combination thereof. Stock options are subject to vesting conditions and restrictions as determined by the Committee.

Stock Appreciation Rights.  A stock appreciation right gives the recipient the right to receive a payment in cash, Company common stock, or a combination thereof, of an amount equal to the excess of the fair market value of a specified number of shares of Company common stock on the date of the exercise of the stock appreciation right over the fair market value of the common stock on the date of the grant of the stock appreciation right, as set forth in the recipient’s award agreement.

Restricted Stock.  A restricted stock award is a grant of common stock, subject to vesting requirements, to a participant for no consideration or minimum consideration as may be required by applicable law.  Restricted stock awards under the 2014 Equity Incentive Plan will be granted only in whole shares of common stock and are subject to vesting conditions and other restrictions established by the Committee as set forth in the 2014 Equity Incentive Plan or the award agreement.  Awards will be evidenced by award agreements approved by the Committee, which set forth the terms and conditions of each award.  Prior to their vesting, unless otherwise determined by the Committee, the recipient of a restricted stock award may exercise any voting rights with respect to common stock subject to an award and receive any dividends and distributions with respect to the common stock.

Restricted Stock Units.  Restricted stock units are similar to restricted stock awards in that the value of a restricted stock unit is denominated in shares of stock.  However, unlike a restricted stock award, no shares of stock are transferred to the participant until certain requirements or conditions associated with the award are satisfied.  Moreover, a participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

Performance Awards.  A performance award is an award the vesting of which is subject to the achievement of one or more performance conditions specified by the Committee and set forth in the 2014 Equity Incentive Plan.  A performance award may be denominated in shares of restricted stock, restricted stock units or stock options.  A Performance Award may or may not be intended to satisfy the requirements of Code Section 162(m).

Adustments for Corporate Transactions.

In the event of a corporate transaction in which shares of common stock are changed into or exchanged for a different number or kind of shares or other securities of the Corporation on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, the number and kinds of shares for which grants of stock options, stock appreciation rights, restricted stock or restricted stock unit awards may be made under the plan shall be adjusted proportionately and accordingly by the Committee.  In addition, the number and kind of shares for which grants are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event.  Any such adjustment in outstanding stock options or stock appreciation rights shall not change the aggregate purchase price payable with respect to shares that are subject to the unexercised portion of the stock option or stock appreciation right outstanding.

Prohibition Against Option Repricing.

The 2014 Equity Incentive Plan provides that neither the Committee nor the Board is authorized to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option that has been previously granted.

Prohibition on Transfer.

Generally, all awards, except non-qualified stock options, granted under the 2014 Equity Incentive Plan will be nontransferable except by will or in accordance with the laws of intestate succession.  Restricted stock awards may be transferable pursuant to a qualified domestic relations order.  At the Committee’s sole discretion, non-qualified stock options may be transferred for valid estate planning purposes that are permitted by the Internal Revenue Code and federal securities laws.  During the life of the participant, awards can be exercised only by the participant.  The Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist under the 2014 Equity Incentive Plan upon the participant’s death.

Section 162(m) of the Internal Revenue Code.

A federal income tax deduction for the Corporation will generally be unavailable for annual compensation in excess of $1.0 million paid to the chief executive officer and the other executive officers named in the summary compensation table other than the chief financial officer (“covered employees”).   However, amounts that constitute “qualified performance-based compensation” (as the term is used in Section 162(m) of the Internal Revenue Code) are not counted toward the $1.0 million limit.  The 2014 Equity Incentive Plan is designed so that stock options will be considered “qualified performance-based compensation.”  The Committee may designate whether any stock appreciation rights, restricted stock awards or restricted stock units being granted to any participant are intended to be “qualified performance-based compensation.”  Any such awards designated as intended to be “qualified performance-based compensation” will be conditioned on the achievement of one or more performance measures, to the extent required by Section 162(m) of the Internal Revenue Code.

The performance measures that may be used for such awards will be based on any one or more of the following performance measures, as selected by the Committee: book value or tangible book value per share; basic earnings per share; basic cash earnings per share; diluted earnings per share; diluted cash earnings per share; net income or net income before taxes; cash earnings; net interest income; noninterest income; noninterest expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; return on average assets; cash return on average assets; return on average stockholders’ equity; cash return on average stockholders’ equity; return on average tangible stockholders’ equity; cash return on average tangible stockholders’ equity; core earnings; operating income; operating efficiency ratio; net interest margin or net interest spread; growth in assets, loans, or deposits; loan production volume; nonperforming loans; cash flow; strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, bank safety levels, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; or any combination of the foregoing.  Performance measures may be based on our performance or on the performance of any one or more of our subsidiaries or business units and may be measured relative to a peer group, an index, or a business plan and may be considered as absolute measures or changes in measures.

The terms of any award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of performance measures may be measured over more than one period or fiscal year.  In establishing performance measures, the Committee may provide for the exclusion of the effects of certain objective subsequent events that may impact performance (such as extraordinary, unusual and/or non-recurring items of gain or loss, gains or losses on the disposition of a business, changes in tax or accounting principles, regulations or laws, or expenses incurred in connection with a merger, branch acquisition or similar transaction), provided that such exclusion is established before the performance measure formula is determined and is set forth in the award agreement and identified in our audited financial statements or in our annual proxy statement.  Furthermore, if the award is intended to be “qualified performance-based compensation,” the Committee can adjust performance measures if unanticipated circumstances arise only if, as a result of such adjustment, the Committee exercises negative discretion to reduce the size of the award achieved.

Additionally, the grant of an award intended to be “qualified performance-based compensation” and the establishment of any performance measure must occur, in writing, no later than 90 days after the beginning of service period to which the performance measure relates, provided that on the date of grant the outcome is substantially uncertain as to the performance measure.

The maximum number of shares of common stock that may be granted during any calendar year to any one employee as a stock option that is intended to be “performance based compensation under Code Section 162(m) (and then, only to the extent that such limitation is required by Code Section 162(m)), is 100,000 shares.  The maximum number of shares that may be subject to restricted stock awards or restricted stock units which are granted to an employee and are intended to be “performance based compensation” under Code Section 162(m) (and then, only to the extent that such limitation is required by Code Section 162(m)), is 35,000 shares.

Vesting of Awards

If the vesting of an award under the 2014 Equity Incentive Plan is conditioned on the completion of a specified period of service with the Corporation or its subsidiaries, without the achievement of performance measures or objectives, then the required period of service for full vesting will be determined by the Committee and evidenced in an award agreement.  Any restricted stock or restricted stock unit designated as qualified performance-based compensation will vest only on the achievement of one or more performance measures in whole or in part, which are predetermined.

Unless otherwise set forth in an award agreement, awards will vest upon death, disability, retirement or involuntary termination of employment (or, with respect to a director, termination of service) following a change in control.  For a participant who is both an employee and a director, termination of employment as an employee will not be considered a termination event so long as the participant continues to provide service as a director.  The Committee may in its discretion elect to use a different vesting schedule and/or different performance measures than those set forth in the 2014 Equity Incentive Plan, provided that any such differences are provided in the participant’s award agreement.

Change in Control

In the event of a participant’s involuntary termination of employment or termination of service as a director (other than for cause) following a Change in Control of the Corporation or the Bank (as defined in the 2014 Equity Incentive Plan), all outstanding options and stock appreciation rights then held by a participant will become fully exercisable, and all restricted stock awards and restricted stock units shall be fully earned and vested.  In the event of a Change in Control, any performance measure attached to an award under the 2014 Equity Incentive Plan will be deemed satisfied as of the date of the Change in Control.

Amendment and Termination

The Board of Directors may, at any time, amend or terminate the 2014 Equity Incentive Plan or any award granted under the 2014 Equity Incentive Plan, provided that, except as provided in the 2014 Equity Incentive Plan, no amendment or termination may adversely impair the rights of a participant or beneficiary under an award without the participant’s (or affected beneficiary’s) written consent. The Board of Directors may not amend the 2014 Equity Incentive Plan to materially increase the benefits accruing to participants under the plan, materially increase the aggregate number of securities that may be issued under the 2014 Equity Incentive Plan (other than as provided in the 2014 Equity Incentive Plan), or materially modify the requirements for participation in the 2014 Equity Incentive Plan, without approval of stockholders.

Duration of Plan

The 2014 Equity Incentive Plan will become effective upon approval by the stockholders.  The 2014 Equity Incentive Plan will remain in effect as long as any awards under it are outstanding; however, no awards may be granted under the 2014 Equity Incentive Plan on or after the 10-year anniversary of the effective date of the 2014 Equity Incentive Plan.  At any time, the Board of Directors may terminate the 2014 Equity Incentive Plan.  However, any termination of the 2014 Equity Incentive Plan will not affect outstanding awards.

Federal Income Tax Considerations

The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the 2014 Equity Incentive Plan.

Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the participant.  Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Corporation will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the cost basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options.  The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option also will not result in taxable income to the participant provided the participant was, without a break in service, an employee of the Corporation, the Bank or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code).

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised.  For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as a capital gain.  A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Corporation will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be a capital gain.  If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights. The grant of a stock appreciation right will not result in taxable income to the participant.  Upon exercise of a stock appreciation right, the cash received or the fair market value of shares received will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Restricted Stock.  A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes.  Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and the Corporation will be entitled to a corresponding deduction for tax purposes.  Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting.  Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant, and the Corporation will be entitled to a corresponding deduction for tax purposes.  A participant who makes an election under Section 83(b) of the Internal Revenue Code will include the full fair market value of the restricted stock award in taxable income in the year of grant at the grant date fair market value.

Restricted Stock Unit.  A participant who has been granted a restricted stock unit will not realize taxable income as long as the award remains in the form of a restricted stock unit. When the restricted stock unit is extinguished and a stock award is issued, the tax consequences for restricted stock awards (see paragraph above) will be realized.  A restricted stock unit does not have voting rights or dividend rights, however, dividend equivalent rights could be granted on a restricted stock unit.  A dividend equivalent right would credit the recipient of the restricted stock unit with a cash payment equivalent to the dividend paid on a share of stock.  Such cash payment can be made at the same time as dividends are paid on Corporation stock or can be held and paid when the restricted stock unit vests or, if later, when the restricted stock unit is converted to actual shares and distributed to the participant. Since no stock is transferred to the participant on the grant date of the restricted stock unit, an election to have the restricted stock unit taxed at the grant date cannot be made since Section 83(b) of the Internal Revenue Code requires a transfer of stock.

Withholding of Taxes.  The Corporation may withhold cash or, at the request of participants, shares to satisfy tax withholding requirements.

Change in Control.  Any acceleration of the vesting or payment of awards under the 2014 Equity Incentive Plan in the event of a termination of service following a change in control may cause part or all of the award to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude deduction by the Corporation.

Deduction Limits.  Section 162(m) of the Internal Revenue Code generally limits the Corporation’s ability to deduct for tax purposes compensation in excess of $1.0 million per year for its covered employees.  Restricted stock awards and other awards that are not subject to performance goals may be subject to this deduction limit if income recognized on the awards plus other compensation of the executive that is subject to the limit exceeds $1.0 million.  Performance-based compensation that meets the requirements of Section 162(m) (“qualified performance-based compensation”) is not subject to this limit and is fully deductible by the Corporation.  “Qualified performance-based compensation” is compensation that is subject to a number of requirements such as stockholder approval of possible performance goals, and objective quantification of those goals in advance.  Stock options available for award under the 2014 Equity Incentive Plan will be considered “qualified performance-based compensation” even if such awards vest solely due to the passage of time during the performance of services.  Restricted stock awards or restricted stock units that vest upon the attainment of performance measurements may also qualify as qualified performance-based compensation.  Accordingly, if an award is not exempt from Section 162(m), income recognized on such award by a covered employee will be subject to the $1.0 million deduction limit on compensation.

Tax Advice.  The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the 2014 Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2014 Equity Incentive Plan.  The Corporation suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Accounting Treatment

Under Financial Accounting Standards Board Accounting Standards Codification Topic 718, the Corporation is required to recognize compensation expense on its income statement over the requisite service period or performance period based on the grant date fair value of stock options and other equity-based compensation (such as restricted stock and restricted stock units).

Awards to be Granted

Although the Board of Directors has adopted the 2014 Equity Incentive Plan, subject to stockholder approval, at the present time, no specific determination has been made as to the grant of any award under this plan.

Required Vote and Recommendation of the Board

In order to approve the 2014 Equity Incentive Plan, the proposal must receive the affirmative vote of a majority of the votes eligible to be cast, either in person or by proxy, at the annual meeting.

The Board of Directors recommends a vote FOR approval of the 2014 Equity Incentive Plan

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the Compensation Discussion and Analysis included herein and provided pursuant to Item 402(b) of Regulation S-K.

Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report has been furnished by the current members of the Compensation Committee:

•	Allen E. Busching, Chairman
•	Stephen V. Murphy
•	Milbrey Rennie Taylor
•	Walter C. Teagle III

The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (“1933 Act”) or the Securities Exchange Act of 1934 (“1934 Act”), except to the extent the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

COMPENSATION DISCUSSION AND ANALYSIS

The following is a discussion of the compensation awarded to, earned by or paid to the named executive officers.  The discussion explains all the material elements of the Corporation’s compensation of the named executive officers.  It should be read in conjunction with the other executive compensation disclosures that appear elsewhere in this proxy statement.

Guiding Principles

In designing and maintaining a compensation program for the Corporation’s executive officers, the Compensation Committee adheres to the following guiding principles:

(1)	The compensation program should be principles-based, employ best practices in executive compensation and consider all relevant regulatory guidance regarding sound incentive compensation policies.

(2)	The compensation program should be designed and supervised by the Compensation Committee with, as needed, the assistance of independent compensation consultants, legal counsel and other advisors who have significant experience in risk management, compensation practices and legal matters in the financial services industry.

(3)	The Compensation Committee should consist entirely of independent directors and operate under a charter adopted by the Board of Directors that clearly defines its duties and responsibilities. Significant approvals by the Compensation Committee regarding the provisions of the executive compensation program and awards thereunder should be ratified by the full Board of Directors.

(4)	A significant portion of compensation awarded under the program should be directly tied to corporate performance and thereby closely aligned with the interests of stockholders. The corporate performance levels necessary to earn threshold, target and maximum cash incentive and equity awards should be determined by the Compensation Committee.

(5)	The compensation program should enable the Corporation to attract and retain highly skilled professionals in each necessary discipline (i.e. executive, financial, lending, operations, risk management).

(6)	Compensation paid should be appropriately balanced between short and long-term components. The short-term components should consist of base salary and cash incentive compensation and the long-term components should be equity awards that vest over a period of time as well as retirement benefits.

(7)	The competitiveness of total direct compensation, which consists of base salary, cash incentive and equity awards, should be tested regularly by a comparison to: (1) a group of peer banks selected by the Compensation Committee that are similar in size and scope to the Corporation; and (2) amounts published in compensation surveys for the banking industry conducted by nationally recognized independent compensation consulting firms.

(8)	The compensation program should achieve internal equity among the Corporation’s executive officers.

(9)	Retirement benefits should be market competitive and evaluated based on the percentage of the executive’s income replaced in retirement.

(10)	Payments upon a change in control or termination should be market competitive, reasonable in amount and designed to insure that the executive officers of the Bank are not significantly harmed nor unduly enriched and are therefore objective with respect to the consummation of a transaction, such as a sale or merger of the Bank, that may be in the best interests of the Corporation’s stockholders.

(11)	The Compensation Committee should identify those employees, whether they be executive officers or otherwise, who could potentially expose the Corporation to material amounts of risk. The compensation of such employees should be designed to discourage imprudent risk taking and contain maximum incentive amounts that do not represent windfalls.

(12)	Clawbacks should be utilized within the compensation program when deemed appropriate.

(13)	The CEO’s goals should be established under the guidance of the Compensation Committee, and the goals set by the CEO for the Corporation’s other executive officers should be ratified by the Compensation Committee.

Objectives of the Executive Compensation Program

The Corporation’s executive compensation program is designed to enable the Corporation to attract and retain the talent necessary to safely and successfully operate and grow the Bank.

What the Executive Compensation Program is Designed to Reward

Certain elements of the executive compensation program are intended to reward current performance while others are intended to provide an incentive for continued employment and future performance.

Elements of Executive Compensation

The executive compensation program consists of four basic components: (1) base salary; (2) cash incentive compensation; (3) equity awards; and (4) other noncash compensation, consisting primarily of retirement benefits.

Why We Choose To Pay Each Element of Executive Compensation

Base Salary.  The Compensation Committee believes that base salary for an executive officer should compensate the officer for the skills and effort required to perform the officer’s day-to-day responsibilities, taking into account the size and complexity of the Company.

Cash incentive.  The Compensation Committee has included annual cash incentive compensation in the executive compensation program as a means to incentivize executive officers to optimize corporate performance through, among other things, the achievement of annual corporate goals set forth in the Corporation’s strategic plan.

Equity Awards.  The Compensation Committee uses equity awards granted under the Corporation’s equity incentive plan as a means to incentivize executive officers to optimize corporate performance over a sustained time-period.  Equity awards, together with retirement benefits, are the longer-term components of compensation.

Other Noncash Compensation.  Other noncash compensation consists of: (1) retirement benefits paid under the Bank’s defined benefit pension plan (“Pension Plan”), 401(k) plan and Supplemental Executive Retirement Plan (“SERP”); and (2) noncash fringe benefits not available to the general employee population of the Bank.  Noncash fringe benefits, other than those available to the general employee population at the Bank, include the personal use of business automobiles and country clubs.

Retirement benefits provided by the Corporation’s pension, 401(k) and SERP plans are provided to encourage executive officers to maintain their employment with the Corporation and maximize long-term corporate performance.  The purpose of the SERP is to provide executive officers selected by the Compensation Committee with the additional pension and 401(k) benefits, if any, that they would receive in the absence of Internal Revenue Code provisions which limit the amount of compensation that can be considered in determining retirement benefits to be paid under the Bank’s tax-qualified retirement plans.  The only participant in the SERP, which is described in detail elsewhere in this proxy statement, is the CEO.  Country club memberships are provided to the Bank’s CEO and Senior EVP to aid them in developing and retaining business.  Business automobiles are provided to all of the Bank’s executive officers as a competitive perquisite and as an alternative to reimbursing such officers for mileage driven on account of business conducted on behalf of the Corporation.

The Compensation Committee periodically evaluates the competitiveness of the Corporation’s retirement benefits for executive officers and all other employees on the basis of the percentage of employment income replaced by such benefits in retirement versus the percentage replaced by the programs of the Corporation’s peers.  Gains from prior equity awards have not been specifically considered in setting retirement benefits.

How We Determine The Amount To Pay For Each Element of Executive Compensation

The total compensation paid by the Corporation to each of its executive officers is based on a variety of factors including: (1) the Company’s recent and expected future overall financial performance; (2) current economic conditions and the effect thereof on the Company’s performance and that of its peers; (3) the executive officer’s experience and tenure in his or her current position, years of service with the Bank, scope of responsibilities, leadership ability, compensation relative to the Company’s other executive officers, recent and expected future performance, and contributions to corporate performance; (4) a comparison of total compensation and each element of compensation paid to the executive to compensation amounts paid by peer banks to executives with similar roles and compensation amounts set forth in published industry surveys for executives with similar roles; and (5) the most recent stockholder advisory vote on executive compensation.  As previously discussed, comparative compensation studies are performed and updated on a periodic basis by an independent compensation consulting firm engaged by and working under the direction of the Corporation’s Compensation Committee.

Base salary for the CEO is reviewed by the Compensation Committee on an annual basis.  The Compensation Committee completes an annual review of the base salary recommendations made by the CEO for the Company’s other executive officers.  Each executive officer does not necessarily receive an increase in base salary each year.  In reviewing each executive officer’s base salary, the Compensation Committee considers the amounts paid by peer banks and amounts set forth in compensation surveys performed by nationally recognized independent compensation consulting firms.  The Compensation Committee also considers the Corporation’s overall budget for base salary increases.

Cash incentive compensation for the NEOs represents 45% of total annual incentive compensation, while equity awards make up the balance.  For the Corporation’s CEO, Senior EVP and CFO, cash incentive compensation is based entirely on corporate performance measured by net income, ROA and bank safety.  For the other NEOs, cash incentive compensation is based on a combination of corporate and personal performance, with corporate performance weighted 80% and personal performance weighted 20%.  Personal performance is measured by the achievement of goals, monetary and nonmonetary, assigned by the CEO or other NEOs.  Cash incentive compensation for all executive officers can be increased or decreased at the discretion of the Compensation Committee.

The following table sets forth the range of cash incentive compensation as a percentage of base salary for 2013 assuming that the Corporation achieved at least threshold levels of performance.  Achievement of corporate performance levels greater than the threshold level but less than the maximum level results in the payment of cash incentive compensation that is proportionately greater than the threshold cash incentive compensation but less than the maximum cash incentive compensation.

NEO	Threshold	Target	Maximum
Michael N. Vittorio	14.34%	33.75%	40.92%
Sallyanne K. Ballweg	13.39%	31.50%	38.19%
Mark D. Curtis	13.39%	31.50%	38.19%
Richard Kick	12.60%	31.50%	40.01%
Donald L. Manfredonia	12.60%	31.50%	40.01%

Equity incentive compensation for the NEOs consists of RSUs.  For all NEOs, equity grants are based entirely on corporate performance measured by the same metrics used for cash incentive compensation.  Except for 3,610 time-based RSUs granted in January 2014, all RSUs granted to date have a clawback feature, in that the ability to convert them into shares of Common Stock and the related conversion ratio will be dependent on the Corporation’s performance in the third year of the three calendar year period beginning with the year in which the RSUs were awarded.  Corporate performance for purposes of converting performance-based RSUs into shares of Common Stock will be assessed based on net income and ROA. For outstanding performance-based RSUs, the threshold level of performance will result in a conversion ratio of one RSU for one-half (½) share of Common Stock and performance at or above the target level will result in a conversion ratio of one RSU for one share of Common Stock. Performance greater than the threshold level but less than the target level will result in a conversion ratio proportionately greater than one RSU for one-half (½) share of Common Stock but less than one RSU for one share of Common Stock.  If net income and ROA fall below the threshold level, the RSUs will expire and not be convertible into shares of the Corporation’s Common Stock. The 3,610 time-based RSUs granted in January 2014 will vest ratably over a two-year service period. All RSUs granted to date immediately vest upon a change in control, retirement, death or total and permanent disability. The value of a RSU realized at vesting can be more or less than its grant date fair value if the Common Stock price at the date of vesting is more or less than the grant date fair value. Additionally, the value realized upon the vesting of an RSU grant can be less than its grant date fair value if the aggregate conversion ratio described above is less than one RSU for one share of Common Stock.

The following table sets forth the range for the grant date fair value of performance-based equity awards as a percentage of base salary for 2013 assuming that the Corporation achieved at least threshold levels of performance.  Achievement of corporate performance levels greater than the threshold level but less than the maximum level results in a grant of equity awards that is proportionately greater than the threshold grant of equity awards but less than the maximum grant of equity awards.

NEO	Threshold	Target	Maximum
Michael N. Vittorio	17.53%	41.25%	50.02%
Sallyanne K. Ballweg	16.36%	38.50%	46.68%
Mark D. Curtis	16.36%	38.50%	46.68%
Richard Kick	16.36%	38.50%	46.68%
Donald L. Manfredonia	16.36%	38.50%	46.68%

The following table sets forth the performance metrics and weights established by the Compensation Committee for use in determining 2013 cash and performance-based equity incentive compensation along with the Corporation’s actual 2013 performance with respect to each metric.

Metric	Weight	Threshold	Target	Maximum	Actual Results
Net Income	50%	$ 16,575,000	$ 22,100,000	$ 27,625,000	$ 21,300,000
ROA	35%	0.74%	0.98%	1.23%	0.95%
Bank Safety Rating	15%	N/A	Meets or Exceeds Standards	N/A	Exceeds Standards

The following table sets forth the actual payouts for 2013 as a percentage of base salary for cash and performance-based equity incentive compensation.

NEO	Cash Incentive	Equity Awards	Total
Michael N. Vittorio	31.81%	38.87%	70.68%
Sallyanne K. Ballweg	29.68%	36.28%	65.96%
Mark D. Curtis	29.68%	36.28%	65.96%
Richard Kick	30.19%	36.28%	66.47%
Donald L. Manfredonia	31.66%	36.28%	67.94%

In the future the Compensation Committee may use different metrics to measure corporate performance such as earnings per share, return on average stockholders’ equity or the efficiency ratio.

The Compensation Committee believes that total compensation for executive officers should be market competitive, meaning that when compared to the Bank’s peer group it should generally be within 15% of the market median and between the 50th to 80th percentile.  In performing their 2012 review of executive compensation, PM&P used compensation data from the Corporation’s peer group and other published industry surveys to calculate a market median and percentile amount against which total direct compensation for the Bank’s named executive officers, consisting of base salary, cash incentive and equity awards, should be compared.  The 2012 PM&P study showed that the total direct compensation of all of the Bank’s named executive officers was within 15% of the market median and, for all but one, was within the 40th to 60th percentile.  The actual range of variance from the market median was from 7% below to 7% above, and the actual percentile rankings ranged from 45% to 65%.

Effective January 1, 2014, the Board, upon a recommendation from the Compensation Committee, amended the executive compensation plan to increase the target incentive compensation for the CEO from 75% to 85% of base salary and increase the target incentive for the other NEOs from 70% to 80% of base salary.  The additional 10% for all NEOs will be equity incentive compensation, so that the target equity incentive will be approximately 51.25% and 48.5% of base salary for the CEO and other NEOs, respectively.

Termination and Change in Control Payments

Each of the named executive officers has an employment agreement with the Corporation and the Bank that provides for severance compensation in the event of an involuntary termination of employment or resignation of employment following a change in control.  These provisions are designed to insure that the named executive officers of the Bank are not significantly harmed or unduly enriched and are therefore objective with respect to the consummation of a transaction, such as a sale or merger of the Bank that may be in the best interests of the Corporation’s stockholders.  In determining the severance arrangement for the CEO and each of the other named executive officers, the Compensation Committee considered the severance arrangements offered by peer banks to their CEOs and other named executive officers.

Impact of Accounting and Tax Treatment of Certain Elements of Compensation

Effective January 1, 2006, the date the Corporation adopted Statement of Financial Accounting Standards No. 123(R), the Compensation Committee began granting non-qualified stock options (“NQSOs”) as opposed to incentive stock options (“ISOs”) as had been granted in the past.  NQSOs are advantageous from the Corporation’s standpoint because, unlike ISOs, the Corporation can record a book tax benefit for the compensation cost recognized for financial statement reporting purposes under SFAS No. 123(R) and receives a tax benefit upon the exercise of in-the-money options.  Beginning in 2007, the Compensation Committee added RSUs as a component of stock-based compensation and in 2012, began solely utilizing RSUs rather than a combination of NQSOs and RSUs for equity compensation purposes.  RSUs are also advantageous from the Corporation’s standpoint because, like NQSOs, the Corporation can record a book tax benefit for the compensation cost recognized for financial statement reporting purposes and receives a tax benefit upon the vesting of RSUs.

Role of Executive Officers In Determining Executive Compensation

The proposed compensation of executive officers is approved by the Compensation Committee, periodically working in conjunction with independent compensation consultants, and then recommended to the Board.  From time to time, certain executive officers have served as a resource to the Compensation Committee in gathering the information necessary to make such compensation determinations.  However, these officers do not have a policy-making role with respect to determining the amount or form of executive compensation.

Compensation Policies and Practices As They Relate To Risk Management

The Corporation has a written incentive-based compensation policy which sets forth governance roles for the Compensation Committee, senior management and the Corporation’s internal auditors.  The policy is reviewed each year by the Compensation Committee, modified if deemed appropriate and approved.  The purpose of the policy is to insure that the Corporation’s incentive-based compensation arrangements, or any feature of any such arrangement, do not encourage executive officers or employees to: (1) expose the Corporation to inappropriate risks by providing such persons with excessive compensation, fees or benefits; or (2) take inappropriate risks that could lead to material financial loss to the Corporation.  Pursuant to this policy, the Corporation’s incentive-based compensation arrangements are required to: (1) balance risk and financial rewards, through such things as risk adjustments of awards, deferral of payments, longer performance periods and/or reduced sensitivity to short-term performance; (2) be compatible with effective controls and risk management; and (3) be supported by strong corporate governance, including active and effective oversight by the Compensation Committee.  The Compensation Committee has determined that the Company’s compensation policies and practices for its employees, including non-executive officers, are not reasonably likely to have a material adverse effect on the Company.

Shareholder Advisory Vote on Compensation

The Compensation Committee also takes into account the results of the annual say on pay stockholder advisory vote on the compensation paid to named executive officers.  To the extent there is a significant vote against the compensation paid to our named executive officers, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address these concerns.  At the 2013 Annual Meeting of Stockholders, there was substantial support for the say on pay proposal.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth information with respect to the aggregate compensation paid, earned or awarded for the years ended December 31, 2013, 2012 and 2011 to the CEO, CFO and each of the additional three most highly compensated executive officers of the Bank.  All compensation information is provided pursuant to the Securities and Exchange Commission executive compensation disclosure rules for proxy statements.  All of the listed officers are also officers of the Corporation but received salaries only from the Bank.  No compensation for their employment other than RSUs was received from the Corporation.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Base Salary ($)	Bonus ($)	Stock Awards (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings (3) ($)	All Other Compensation (4) ($)	Total ($)
Michael N. Vittorio	2013	496,000	20,000	239,594	157,753	110,671	24,227	1,048,245
Director, President	2012	468,000		159,013	144,690	176,390	31,832	979,925
and CEO	2011	450,000		155,629	141,793	151,662	61,962	961,046

Sallyanne K. Ballweg	2013	279,000	10,000	126,562	82,820	17,906	15,548	531,836
Senior Executive Vice President	2012	264,000	15,000	83,855	76,303	57,174	9,981	506,313
and Secretary	2011	254,000	6,000	81,994	74,699	33,738	9,728	460,159

Mark D. Curtis	2013	255,200	9,000	115,995	75,755		9,324	465,274
Executive Vice President,	2012	242,700	20,000	77,105	70,147	158,578	8,900	577,430
Chief Financial Officer and Treasurer	2011	233,700	5,000	75,428	68,729	97,624	9,565	490,046

Richard Kick	2013	235,600	8,000	107,885	71,127		14,798	437,410
Executive Vice President	2012	230,100	5,000	73,103	63,034	210,807	9,981	592,025
	2011	223,100	5,000	72,012	63,958	113,545	9,348	486,963

Donald L. Manfredonia	2013	225,000	5,000	104,454	71,236		10,980	416,670
Executive Vice President	2012	222,500	2,500	70,675	64,884	289,263	10,876	660,698
	2011	220,000		71,018	64,539	179,726	10,061	545,344

(1)	The values shown are for RSU awards made in January of each year based on the prior year's performance and represent the aggregate grant date fair values computed in accordance with FASB ASC Topic 718. (See Note J "Stock-Based Compensation" to the Corporation's 2013 Consolidated Financial Statements.)
(2)	The amounts shown for each year represent cash incentive compensation based on performance for that year but paid subsequent to the close of the year.
(3)
The large fluctuations in the change in pension value in 2012 and 2013 are primarily attributable to a reduction in the discount rate from 5.23% in 2011 to 4.06% in 2012 and then an increase to 5.07% in 2013.  The discount rate increase in 2013 resulted in a decrease in the pension value of $9,350, $49,795 and $30,558 for Messrs. Curtis, Kick and Manfredonia, respectively.  The Corporation applies the “no negative number” position for reporting the change in pension value.

(4)	The components of the 2013 amounts shown in the “All Other Compensation Column” are set forth in the table that follows. The 401(k) SERP contributions shown in the table are also reported in the “Nonqualified Deferred Compensation Table” appearing elsewhere in this proxy statement. The “All Other Compensation” column does not include the incremental cost to the Corporation of providing the named executive officers with group term life and health insurance benefits, because such benefits do not discriminate in scope, terms or operation in favor of the named executive officers and are available generally to all employees.

ALL OTHER COMPENSATION TABLE

	Perquisites and Other Personal Benefits
	Personal Use of Business Auto	Personal Use of Country Club	Tax Gross Up on SERP Tax Reimbursements	401(k) Matching Contributions	401(k) SERP Contributions	Total
Name	($)	($)	($)	($)	($)	($)
Michael N. Vittorio	5,717	691	2,939	7,650	7,230	24,227
Sallyanne K. Ballweg	5,749	2,149		7,650		15,548
Mark D. Curtis	1,674			7,650		9,324
Richard Kick	7,730			7,068		14,798
Donald L. Manfredonia	4,230			6,750		10,980

The Compensation Committee: (1) recognizes that currently paid out compensation, consisting almost entirely of base salary and cash incentive compensation, comprises the most significant portion of each named executive officer’s compensation; and (2) believes that each named executive officer’s total compensation is appropriately balanced between currently paid out and deferred compensation, with deferred compensation consisting of equity awards that vest over time and retirement benefits provided under the Corporation’s 401(k), Pension and SERP plans.

COMPENSATION PURSUANT TO PLANS

Stock Compensation Plans

The Corporation has awards outstanding under two equity incentive plans.

The 1996 Stock Option and Appreciation Rights Plan (“1996 Plan”) expired on January 15, 2006.  Each option granted under the 1996 Plan was granted at a price equal to the fair market value of one share of the Corporation’s stock on the date of grant.  Options granted under the 1996 Plan in January 2005 became exercisable in whole or in part commencing ninety days from the date of grant and ending ten years after the date of grant.  By the terms of their grant, all other options under the 1996 Plan were granted with a three year vesting period and a ten year expiration date.

The 2006 Stock Compensation Plan (“2006 Plan”) was approved by the Corporation’s stockholders on April 18, 2006 as a successor to the 1996 Plan.  All capitalized terms in the discussion that follows are defined in the 2006 Plan.

The 2006 Plan is intended to provide a method whereby certain Key Employees and Directors of the Corporation and its subsidiaries who are largely responsible for the management, growth and protection of the business, may acquire the Corporation’s Common Stock, thereby increasing their proprietary interest in the business, providing them with greater incentive for continued employment, and promoting the interests of the Corporation and its stockholders.  The Plan is further intended to provide flexibility to the Corporation in its ability to attract, motivate and retain the services of such Key Employees and Directors.

The maximum number of shares of Common Stock of the Corporation which are subject to Awards under the 2006 Plan is 600,000.  No grantee may, during any fiscal year of the Corporation, receive awards under the 2006 Plan which, in the aggregate, exceed 70,000 shares.  If any outstanding Award under the 2006 Plan for any reason expires or is terminated, the shares allocable to the unexercised portion of such Award, including Shares of Restricted Stock and Restricted Stock Units which did not vest to the Grantee, may again be made subject to an Award under the Plan.

The 2006 Plan is administered by the Compensation Committee of the Board.  Subject to review by the Board, the Compensation Committee is vested with full authority to interpret the provisions of the 2006 Plan and adopt such rules, regulations and guidelines as it deems necessary or desirable to administer the 2006 Plan.  The Corporation may grant to Directors and Key Employees from time to time during the term of the 2006 Plan, one or more of the following: Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units.  No consideration will be received by the Corporation or the Bank for the granting of Awards under the 2006 Plan.  Each Award granted by the Compensation Committee shall be evidenced by an Award Agreement.  Subject to the applicable provisions of the Code, the terms, provisions, and conditions of the 2006 Plan, and review by the Corporation’s Board of Directors, the Compensation Committee shall have exclusive jurisdiction to determine: (1) the individuals to whom Awards shall be granted and the type of each such Award (it being understood that more than one Award may be granted to the same person); (2) the number of shares subject to each Award; (3) the date or dates when the Awards will be granted; (4) the exercise price of the shares subject to each Option or Stock Appreciation Right; (5) the time periods during which each Option or Stock Appreciation Right may be exercised including, but not limited to the time periods applicable in the event of the death, Retirement or Total and Permanent Disability of a Grantee; (6) whether or not an Option constitutes an Incentive Stock Option; and (7) the Period of Restriction applicable to an Award.  Pursuant to Section 8.1 of the 2006 Plan, the Compensation Committee may not modify, extend, or renew outstanding Options and Stock Appreciation Rights granted under the 2006 Plan or accept the surrender of outstanding Options and Stock Appreciation Rights (to the extent not theretofore exercised) and authorize the granting of new Options and Stock Appreciation Rights in substitution therefor.

Generally, the Board may at any time terminate, amend, modify, or suspend the 2006 Plan, provided that, without the approval of the stockholders of the Corporation, no amendment or modification shall be made by the Board which: (1) increases the maximum number of shares as to which Awards may be granted under the Plan; (2) alters the method by which the Option price or Appreciation Right value is determined; (3) extends any Option or Appreciation Right for a period longer than ten (10) years after the date of the grant; (4) materially modifies the requirements as to eligibility for participation in the Plan; or (5) enables the Board to take any action described in clauses (1), (2), (3) or (4) without shareholder approval.

In the event that the shares of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or if the number of such shares of stock shall be increased through the payment of a stock dividend or stock split, then generally there shall be substituted for or added to each share of stock of the Corporation which was theretofore appropriated to an outstanding Award, or which thereafter may become subject to an Award under the 2006 Plan, the number and kind of shares of stock or other securities into which each outstanding share of stock of the Corporation shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be.  Outstanding Awards shall be appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.

If there shall be any other change in the number or kind of the outstanding shares of stock of the Corporation, or of any stock or other securities into which such stock shall have been changed, or for which it shall have been exchanged, and if such change equitably requires an adjustment in any Award which was theretofore granted or which may thereafter be granted under the 2006 Plan, then such adjustment shall be made.

Notwithstanding anything to the contrary in any Award Agreement, in the event of a Change in Control, any outstanding Options or Stock Appreciation Rights will become immediately exercisable and Restricted Stock, Restricted Stock Units and all accrued dividends and dividend equivalents, if any, shall immediately vest.

The following table sets forth information as of December 31, 2013 regarding the number of shares of Common Stock to be issued upon the exercise of outstanding stock options or vesting of RSUs, the weighted average exercise price of outstanding stock options, and the number of securities remaining available for future issuance.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (2)
Equity compensation plans approved by security holders	297,144	$23.46	131,784

(1)	Includes 64,610 RSUs. The weighted-average exercise price does not take these awards into account.
(2)	Subsequent to December 31, 2013, 32,993 RSUs were granted based on 2013 performance.

The Corporation does not have any equity compensation plans that have not been approved by stockholders.

The following table sets forth information regarding the grant of plan-based awards, both cash and equity, to the named executive officers based on 2013 performance.  The stock awards were granted by the Board in January 2014 based on a recommendation by the Compensation Committee.  The ability to convert 14,202 of the RSUs granted in January 2014 into shares of the Corporation’s Common Stock and the related conversion ratio will be dependent on the Corporation’s 2016 net income and ROA, with each being assigned a 50% weight.  The remaining 3,610 RSUs granted in January 2014 will vest ratably over a two-year time period.

GRANT OF PLAN BASED AWARDS

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)		Grant Date Fair Value
		Threshold	Target	Maximum	Threshold	Target	of Stock Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	($)
Michael N. Vittorio	1/21/14				3,673	6,145	239,594
		71,146	167,400	202,973
Sallyanne K. Ballweg	1/21/14				1,948	3,246	126,562
		37,353	87,885	106,561
Mark D. Curtis	1/21/14				1,788	2,975	115,995
		34,166	80,388	97,471
Richard Kick	1/21/14				1,671	2,767	107,885
		29,686	74,214	94,252
Donald L. Manfredonia	1/21/14				1,632	2,679	104,454
		28,350	70,875	90,011

(1)	The amounts shown represents cash incentive compensation that could have been earned by the named executive officer in 2013 under the Corporation’s executive compensation program. The actual amount paid to each named executive officer in January 2014 based on 2013 performance is included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” appearing on page 23 of this proxy statement.
(2)	The numbers shown represent the RSUs awarded to each named executive officer in January 2014 based on 2013 performance.

The following table sets forth information regarding outstanding equity awards for the named executive officers at December 31, 2013.

OUTSTANDING EQUITY AWARDS

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price	Option Expiration	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)
Name	Exercisable	Unexercisable	($)	Date	(#)	($)
Michael N. Vittorio	120		21.81	1/17/17
	161	2,163	22.42	1/19/19
	1,465	3,311	25.07	1/18/20
	3,798	5,701	29.02	1/24/21
					6,423	275,354
					5,960	255,505

OUTSTANDING EQUITY AWARDS (continued)

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price	Option Expiration	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)
Name	Exercisable	Unexercisable	($)	Date	(#)	($)
Sallyanne K. Ballweg		1,207	22.42	1/19/19
	2,000	1,896	25.07	1/18/20
	2,066	3,102	29.02	1/24/21
					3,384	145,072
					3,143	134,740
Mark D. Curtis	4,138		22.77	1/17/15
	2,372		21.81	1/17/17
	4,564	1,144	22.42	1/19/19
	2,673	1,784	25.07	1/18/20
	1,900	2,852	29.02	1/24/21
					3,113	133,454
					2,890	123,894
Richard Kick	2,430		22.77	1/17/15
	4,066		20.83	6/30/16
	2,348		21.81	1/17/17
	6,658		18.50	1/21/18
	4,520	1,133	22.42	1/19/19
	2,587	1,726	25.07	1/18/20
	1,816	2,724	29.02	1/24/21
					2,972	127,410
					2,740	117,464
Donald L. Manfredonia	232		23.95	1/19/14
	4,634		22.77	1/17/15
	4,486		20.83	6/30/16
	2,560		21.81	1/17/17
	7,079		18.50	1/21/18
	4,764	1,194	22.42	1/19/19
	2,622	1,750	25.07	1/18/20
	1,848	2,774	29.02	1/24/21
					2,931	125,652
					2,649	113,563

(1)	Represents the maximum number of shares into which outstanding RSUs can potentially be converted.
(2)	Represents the value of the maximum number of shares into which RSUs can potentially be converted based on the closing price of the Common Stock on December 31, 2013 of $42.87
(3)	The following table sets forth the vesting dates for the unexercisable options shown in the preceding table.

VESTING DATES FOR UNEXERCISABLE OPTIONS

	Unexercisable Options
Name	(#)	(#)	Date	(#)	Date	(#)	Date
Michael N. Vittorio	2,163	2,163	1/19/14
	3,311	1,655	1/18/14	1,656	1/18/15
	5,701	1,899	1/24/14	1,899	1/24/15	1,903	1/24/16
Sallyanne K. Ballweg	1,207	1,207	1/19/14
	1,896	948	1/18/14	948	1/18/15
	3,102	1,033	1/24/14	1,033	1/24/15	1,036	1/24/16
Mark D. Curtis	1,144	1,144	1/19/14
	1,784	892	1/18/14	892	1/18/15
	2,852	950	1/24/14	950	1/24/15	952	1/24/16
Richard Kick	1,133	1,133	1/19/14
	1,726	863	1/18/14	863	1/18/15
	2,724	908	1/24/14	908	1/24/15	908	1/24/16
Donald L. Manfredonia	1,194	1,194	1/19/14
	1,750	875	1/18/14	875	1/18/15
	2,774	924	1/24/14	924	1/24/15	926	1/24/16

The following table sets forth information for the named executive officers for 2013 regarding stock options exercised and stock vested.

STOCK OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)
Michael N. Vittorio	9,754	122,207	2,102	62,450
Sallyanne K. Ballweg	1,997	19,539	1,203	35,741
Mark D. Curtis	7,261	81,949	1,132	33,632
Richard Kick	2,392	38,523	1,095	32,532
Donald L. Manfredonia	3,000	39,574	1,110	32,978

Pension Plan

The Bank has a tax-qualified defined benefit pension plan, and maintains the related SERP described hereinafter.  The following table sets forth the present value of accumulated benefits under the Pension Plan as of December 31, 2013, the SERP as of September 30, 2013, and the number of years of credited service for each named executive officer through December 31, 2013.  No payments were made to the named executive officers during 2013.

PENSION BENEFITS

		Number of Years of Credited Service	Present Value of Accumulated Benefit (1)
Name	Plan Name	(#)	($)
Michael N. Vittorio	Tax-qualified defined benefit pension plan	10.42	460,445
	Supplemental Executive Retirement Plan	10.42	475,536
Sallyanne K. Ballweg	Tax qualified defined benefit pension plan	5	160,061
Mark D. Curtis	Tax qualified defined benefit pension plan	16	679,056
Richard Kick	Tax qualified defined benefit pension plan	21.75	787,636
Donald L. Manfredonia	Tax qualified defined benefit pension plan	30.08	1,480,858

(1)	The actuarial assumptions used in determining the present value of the accumulated benefit for each named executive officer under the Pension Plan are set forth in Note K to the Corporation’s 2013 consolidated financial statements. With respect to the SERP, the average yield on the thirty (30) year U.S. Treasury Bond for the month preceding the valuation date of 3.79% was used as the discount rate to determine the present value of the accumulated benefit. Such yield is believed to be a reasonable proxy for the rate implicit in a single life annuity that could be purchased from an insurance company to settle the Corporation’s obligation upon retirement under the SERP.

The Pension Plan covers employees who are over 21 years of age and have been employed by the Bank for more than one year, including the NEOs.  The normal retirement age is 65.  For benefits earned through February 28, 2011, early retirement with an unreduced benefit is available at age 62, provided that at least 10 years of vesting service have been completed by age 62 and employment by the Bank began at age 55 or prior.  Early retirement with a reduced benefit is available beginning at age 55.  For benefits earned through February 28, 2011, the reduction is equal to 3% per year for each year that early retirement precedes age 65, or age 62 provided that at least 10 years of vesting service have been completed by age 62 and employment began at age 55 or prior.  For benefits earned after February 28, 2011, the reduction is based on actuarial equivalence.

Upon retirement, each participant with a spouse is paid a benefit in the form of a joint and survivor annuity.  Participants without a spouse are paid a benefit in the form of a single life annuity guaranteed for sixty (60) months.  All participants, whether with or without a spouse, may elect optional forms of benefit payments.  For all participants, the annuity benefit is an amount equal to the sum of: (1) the participant’s Average Annual Compensation multiplied by the product of 1.75 percent and the participant’s credited years of service through February 28, 2011; plus (2) the participant’s Average Annual Compensation multiplied by the product of 1.50 percent and the participant’s credited years of service after February 28, 2011, with total years of credited service under clauses “1” and “2” limited to a maximum of 35 years; plus (3) 1.25 percent of Average Annual Compensation multiplied by the participant’s credited years of service in excess of 35 years (up to five such years); and less (4) the product of 0.49 percent of the participant’s Final Average Annual Compensation, limited to Covered Compensation, and the participant’s Benefit Service up to 35 years.  The 0.49 percent represents the minimum Social Security offset to the pension benefit.  Average Annual Compensation, Final Average Compensation, Covered Compensation and Benefit Service are all as defined in the Pension Plan.

Subject to limitations set forth in the Internal Revenue Service Code, the Bank makes an annual contribution to a trust fund, computed on an actuarial basis, to fund benefits under the Pension Plan.  The Bank could not make a contribution for the plan year ended September 30, 2013 due to the Pension Plan’s overfunded status.  A contribution of $6.0 million was made for the plan year ended September 30, 2012.  Employees also make contributions of 2 percent of their compensation.  An employee becomes fully vested after 5 years of service with the Bank and 4 years of participation in the Pension Plan (no vesting occurs during that 5-year period) or, for employees hired before February 28, 2011, upon attainment of age 55.

Supplemental Executive Retirement Plan

In August 1995, The First National Bank of Long Island Supplemental Executive Retirement Plan was adopted.  The SERP provides the additional benefits, if any, that would have been provided under the Pension Plan and 401(k) plan in the absence of Internal Revenue Code limitations for qualified plans.  The benefits are provided for employees designated by the Compensation Committee of the Board of Directors.  Mr. Vittorio is the only participant in the SERP as of December 31, 2013.

Supplemental pension and 401(k) plan contributions, if any, under the SERP are made to a "secular trust" for the benefit of the participant(s).  Amounts contributed to the secular trust are not subject to the claims of creditors of the Bank.  Accordingly, the contributions are taxable to the participant(s) and deductible by the Bank when made.  Supplemental retirement plan contributions for the participant(s) are made in an amount estimated to be sufficient to fund future benefits after withholding taxes on the contribution amount.  Trust income is also taxable to the participant(s).  The Bank pays the participant(s) an amount that, after taxes on this amount are withheld, will be sufficient for the participant(s) to pay taxes on the trust income.

The elements of compensation used to determine benefits paid under both the Pension Plan and SERP include base salary, commissions, cash incentive compensation, taxable fringe benefits, but exclude employer contributions to the 401(k) plan, amounts realized from the exercise of nonqualified stock options, amounts realized from the conversion of restricted stock units into shares of stock, and amounts realized from the sale, exchange or other disposition of stock.  Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended, limit the annual benefits which may be paid from a tax-qualified retirement plan.  For SERP participants, any benefits which may be above the limits under these sections would be payable under the SERP.

The following table sets forth Nonqualified Deferred Compensation information as of and for the year ended December 31, 2013 for Mr. Vittorio with respect to the 401(k) SERP.  The other named executive officers are not participants in the SERP.  The amount reported in the “Registrant Contributions” column of the table are also included in the “All Other Compensation” column of the “Summary Compensation Table” appearing elsewhere in this proxy statement.

NONQUALIFIED DEFERRED COMPENSATION

	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Balance at Last Fiscal Year End
Name	($)	($)	($)
Michael N. Vittorio	7,230	1,227	60,696

401(k) Plan

The Bank has a 401(k) plan.  Employees are eligible to participate provided they are at least 18 years of age.  The Bank may, at its sole discretion, make matching contributions to each participant's account based on the amount of the participant's tax deferred contributions.  Eligibility for employer matching contributions, if any, occurs after completing twelve (12) consecutive months of Eligibility Service, as defined, in which the participant worked a minimum of 1,000 hours.  The sum of employee elective contributions and employer matching contributions plus any other additions to a participant’s account currently cannot exceed the lesser of $50,000 or 100% of the participant’s compensation.  Participants are fully vested in their elective contributions and any employer matching contributions vest ratably over the first five years of participation.  Matching contributions were approximately $350,000, $332,000 and $319,000 for 2013, 2012 and 2011, respectively.

Participants in the 401(k) plan will receive benefits generally upon attainment of age 65.  However, the 401(k) plan contains provisions allowing pre-termination withdrawals and loans under certain circumstances.  The amount of a participant’s Normal Retirement Benefit will depend upon the accumulation of contributions and forfeitures and the investment performance of the Plan.  The 401(k) matching contributions for 2013 made to the account of each named executive officer are set forth in the “All Other Compensation Table” appearing elsewhere in this proxy statement.

EMPLOYMENT CONTRACTS

Mr. Vittorio, Ms. Ballweg, Mr. Curtis, Mr. Kick and Mr. Manfredonia have employment contracts with the Corporation pursuant to which Mr. Vittorio is employed as President and CEO of the Corporation and the Bank, Ms. Ballweg is employed as Senior Executive Vice President of the Bank, Mr. Curtis is employed as Executive Vice President and Chief Financial Officer of the Bank, and Messrs. Kick and Manfredonia are each employed as Executive Vice President of the Bank.  In addition, each of these officers is also employed in such other positions with the Corporation or the Bank as may be determined by the Board of the Corporation or the Bank.  Mr. Vittorio’s contract has a term of three (3) years, Ms. Ballweg and Mr. Curtis each have contract with a term of two (2) years, and Messrs. Kick and Manfredonia each have a contract with a term of eighteen (18) months, with all such contracts beginning on January 1, 2014.  Unless the Corporation provides written notice of non-extension within the time frame set forth in each contract, the term of each contract is automatically extended at the expiration of each year for an additional period of one year, thus resulting in a new three-year term for Mr. Vittorio, new two year terms for Ms. Ballweg and Mr. Curtis, and new eighteen-month terms for Messrs. Kick and Manfredonia.  The contracts currently provide for base annual salaries of $506,000 for Mr. Vittorio, $285,500 for Ms. Ballweg, $261,400 for Mr. Curtis, $242,600 for Mr. Kick, and $225,000 for Mr. Manfredonia.

Under these contracts the executive officers are entitled to severance compensation.  Generally upon an involuntary termination of employment or upon a resignation of employment following a change in control, Mr. Vittorio is entitled to receive a single sum payment equal to three (3) times the base annual salary under his contract together with continued family medical and dental insurance coverage.  Upon a resignation of employment for any reason during the period beginning on the thirty-first day and ending on the sixtieth day following a change of control, Ms. Ballweg and Messrs. Curtis, Kick and Manfredonia are each entitled to receive a single sum payment equal to 66 2/3% of the Termination Payment under their contracts.  The Termination Payment for Ms. Ballweg and Mr. Curtis is equal to two (2) times the base annual salary under their contracts, the termination payment for Mr. Manfredonia is equal to one and one-half (1.50) times the base annual salary under his contract and for Mr. Kick, the Termination Payment is equal to one and one-quarter (1.25) times the base annual salary under his contract.  Upon an involuntary termination of employment, other than due to gross and substantial dishonesty, or a resignation of employment for Good Reason within twenty-four months following a change of control, Ms. Ballweg and Messrs. Curtis, Kick and Manfredonia are entitled to receive a single sum payment equal to 100% of the Termination Payment under their contracts.  In addition, these officers are also entitled to family medical and dental insurance coverage for the remaining term of the contract.  Good Reason for resignation of employment by any of these named executive officers means the occurrence (without the officer’s express written consent) of any one of the following acts or omissions to act by the Corporation or the Bank: (1) the assignment to the officer of any duties materially inconsistent with the nature and status of the officer’s responsibilities immediately prior to a Change of Control Event, or a substantial adverse alteration in the nature or status of the officer’s responsibilities from those in effect immediately prior to the Change of Control Event; provided, however, that a change of the officer’s title shall not in and of itself constitute Good Reason if the officer’s overall duties and status within the Corporation and the Bank are not substantially adversely affected; or (2) the failure by the Corporation or the Bank to pay the officer any portion of the officer’s current compensation, or to pay the officer any portion of an installment of a deferred compensation amount under any deferred compensation program, within fourteen (14) days of the date such compensation is due.

Each of the executive officers has agreed, to the extent and under the conditions set forth in the contract with such executive officer, to refrain from soliciting the business of customers of the Bank subsequent to termination of the employment relationship between the Corporation and the executive officer.  In that regard, each contract provides that the executive officer will not on behalf of any banking organization or lender doing business in New York City or in the counties of Nassau or Suffolk, directly or indirectly solicit business of any person or entity which shall be a customer of the Bank on the date of such termination or facilitate or assist in the development of any business relationship between any such banking organization or lender and any such customer or either directly or indirectly or on behalf of any such banking organization or lender, employ, retain, or solicit the employment or retention of any person who shall be an employee of the Bank on the date of such termination.  Each of the executive officers has also agreed, without limitation as to time, to keep secret and retain in confidence all confidential matters of the Corporation or the Bank, whether developed by the Corporation, the Bank or the executive officer, including without limitation, trade secrets, customer lists, pricing policies, and operational methods, and not to disclose them to anyone outside the Corporation or the Bank except in the course of performing their duties under their employment contracts or with the express written consent of the Corporation.

The following table sets forth potential payments upon termination or change in control for the named executive officers.

POTENTIAL LUMP SUM PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

	Termination Payment Due To:
		Resignation Following a
		Change in Contol		Family Medical
	Termination	For Good	For Any	and Dental
	By Bank	Reason	Reason	Insurance
Name	($)	($)	($)	($)
Michael N. Vittorio	1,518,000	1,518,000	1,518,000	77,716
Sallyanne K. Ballweg	571,000	571,000	380,667	51,810
Mark D. Curtis	522,800	522,800	348,533	51,810
Richard Kick	303,250	303,250	202,167	38,858
Donald L. Manfredonia	337,500	337,500	225,000	38,858

TRANSACTIONS WITH MANAGEMENT AND OTHERS

The Corporation’s Corporate Governance Guidelines require the Board to conduct an appropriate review of all related party transactions for potential conflict of interest situations. Related party transactions are those required to be disclosed pursuant to Item 404 of Regulation S-K.  The Board fulfills the requirement to review related party transactions in conjunction with the Audit Committee, which is comprised entirely of independent directors.  The Governance and Nominating Committee is charged with the responsibility of reviewing and assessing the adequacy of and compliance with the Corporation’s Corporate Governance Guidelines and recommending any proposed changes to the Board for approval.

In 1992, the Bank, as tenant, entered into a lease with H. T. Hogan Jr., d/b/a Briar Ridge Properties, covering premises in a building located in Locust Valley, New York, used as a branch office.  In addition to base rent, the Bank is responsible for its proportionate share of the real estate taxes on the building in which the leased premises are located.  The lease expires on October 31, 2017.  Under the terms of the lease, the Bank paid $44,389 for the year ended December 31, 2013.  In 2009, the Bank, as tenant, entered into a lease with CSH Realty LLC, covering premises in a building located in Cold Spring Harbor, New York used as a branch office.  The lease expires on December 31, 2019.  Under the terms of the lease, the Bank paid $33,014 for the year ended December 31, 2013.  Howard Thomas Hogan, Jr., a director of the Corporation and the Bank owns, or controls companies that own, both properties.  The Corporation believes that the terms of the leases are comparable to competitive terms that could have been obtained from an unrelated third party.

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, executive officers, principal stockholders of the Corporation and their associates.  Such transactions, including borrowings and loan commitments, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others, and in the opinion of management do not involve more than a normal risk of collectability, nor do they present other unfavorable features.

Certain directors are officers, directors, partners or stockholders of companies or partnerships which, or associates of which, may have been customers of the Bank in the ordinary course of business during 2013 and up to the present time.  Additional transactions of this type may occur in the future.  All such transactions were effected on substantially the same terms as comparable transactions with other persons.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of Common Stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our Common Stock.  Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner does not file these reports on a timely basis.  Based on our review of ownership reports required to be filed for the year ended December 31, 2013, all of these filing requirements were satisfied except that executive officer Donald L. Manfredonia inadvertently did not timely report on Form 4 the sale of 1,500 shares on May 9, 2013.  The sale was subsequently reported on a Form 4 filed May 17, 2013.

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The consolidated financial statements of the Corporation for the year ended December 31, 2013 were audited by Crowe Horwath LLP (“Crowe Horwath”).  The Audit Committee has reappointed Crowe Horwath as the Corporation’s independent registered public accounting firm to audit the Corporation’s consolidated financial statements for the year ending December 31, 2014.  A resolution will be presented at the Annual Meeting of Stockholders to ratify the reappointment of Crowe Horwath.  The affirmative vote of the holders of a majority of shares represented in person or by proxy and voting on this item will be required for ratification.  If there is no designation on an executed proxy as to how the shares represented should be voted, the proxy will be voted for the ratification.  If the stockholders do not ratify the reappointment of Crowe Horwath, the Audit Committee will reconsider its selection of Crowe Horwath as the Corporation’s independent registered public accounting firm.  Even if the stockholders ratify the appointment of Crowe Horwath, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Corporation and its stockholders.

A representative of Crowe Horwath will be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement and respond to appropriate questions from stockholders.

The Board of Directors recommends a vote FOR ratification of the reappointment of Crowe Horwath as the Corporation’s independent registered public accounting firm.

Audit Fees

Crowe Horwath’s fees for audit services for each of the years 2013 and 2012 were $215,000.  Audit services include the following: (1) professional services rendered for the audit of the Corporation’s annual consolidated financial statements; (2) reviews of the consolidated financial statements included in the Corporation’s quarterly reports on Form 10-Q; (3) a reading of the Corporation’s annual report on Form 10-K; and (4) rendering an opinion on the effectiveness of the Corporation’s internal control over financial reporting.

Audit Related Fees

Audit related fees, as described in Item 9(e)(2) of Schedule 14A of the Securities and Exchange Commission’s Proxy Rules, are fees billed to the Corporation by its independent auditors for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s consolidated financial statements and are not audit fees as described in the previous paragraph.  Crowe Horwath billed the Corporation $3,500 for work done in connection with the Corporation’s Form S-3 Registration Statement filed on August 9, 2013.  Crowe Horwath did not bill the Corporation for any audit related fees in 2012.

Tax Fees

Crowe Horwath’s fees in 2013 and 2012 for preparing the Corporation’s tax returns and performing tax compliance work were $23,500 and $34,585, respectively.

All Other Fees

In neither of the last two fiscal years was the Corporation billed by Crowe Horwath for any fees other than those described above under the captions “Audit Fees,” “Audit Related Fees” and “Tax Fees.”

Audit Committee Approval of Audit Related, Tax and Other Fees

In 2013 and 2012, the Audit Committee specifically approved or pre-approved all fees reported under the sections “Audit Related Fees” and “Tax Fees.”

Engagement of Independent Auditors to Perform Audit Services and Non-Audit Services

On an annual basis, and in accordance with the terms of written engagement letters, the Audit Committee engages the Corporation’s independent auditors to perform audit services as previously defined and to prepare the Corporation’s income tax returns.

In addition, from time to time the Audit Committee may engage the Corporation’s independent auditors to perform non-audit services such as providing tax advice and performing tax compliance work.  The Audit Committee has pre-approved specific types of non-audit services provided that the cost of such services does not exceed $50,000 in any calendar year. The Audit Committee will not engage the independent auditors to perform any non-audit service or pre-approve any non-audit service that could impair, in fact or appearance, the independence of the independent auditors.  In addition, the Audit Committee will not pre-approve any non-audit service if such pre-approval constitutes delegation to management of the Audit Committee’s responsibilities under the Securities Exchange Act of 1934. Prohibited non-audit services include those in which the independent auditors would be auditing their own work, functioning as a part of management or as an employee, acting as an advocate of the Corporation, or promoting the Corporation’s stock or financial interests.  Other prohibited non-audit services include bookkeeping or other services related to the accounting records or financial statements of the Corporation; financial information systems design and implementation; appraisal or valuation services; fairness opinions; contribution-in-kind reports; actuarial services; internal audit outsourcing services; performing management or human resources functions; acting as a broker/dealer, investment adviser or investment banker for the Corporation; legal services; and expert services unrelated to the audit.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the Corporation’s audited consolidated financial statements as of and for the year ended December 31, 2013 with management.

The Audit Committee has discussed with Crowe Horwath the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard Number 16 (“AS No. 16”).

The Audit Committee has received the written disclosures and the letter from Crowe Horwath required by applicable requirements of the PCAOB regarding Crowe Horwath’s communications with the Audit Committee concerning independence, and has discussed with Crowe Horwath their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.

This report has been furnished by the current members of the Audit Committee:

•	Alexander L. Cover, Chairman
•	Allen E. Busching
•	John T. Lane
•	J. Douglas Maxwell, Jr.
•	Walter C. Teagle III

The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (“1933 Act”) or the Securities Exchange Act of 1934 (“1934 Act”), except to the extent the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

OTHER MATTERS

The Board of Directors of the Corporation does not know of any matters for action by stockholders at the Annual Meeting other than the matters described in the Notice of Annual Meeting.  However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of the printing hereof and which may properly come before the meeting.  It is the intention of the persons named in the Proxy to vote such Proxy with respect to such matters in accordance with their best judgment.

The entire expense of preparing, assembling and mailing the enclosed material will be borne by the Corporation.  In addition to using the mail, directors, officers and employees of the Bank acting on behalf of the Corporation, and without extra compensation, may solicit proxies in person, by telephone, by facsimile or through a proxy solicitation firm.

STOCKHOLDER PROPOSALS

Any proposals of stockholders intended to be submitted at the 2015 Annual Meeting of Stockholders must be received by the Chairman of the Board or the President no later than November 17, 2014 in order to be considered for inclusion in the proxy statement and form of proxy for such meeting under SEC Rule 14a-8.  If the Corporation is not notified of a stockholder proposal by January 31, 2015, then the proxies held by management of the Corporation may provide the discretion to vote against such stockholder proposal, even though such proposal is not included in the proxy statement and form of proxy.

INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 22, 2014

The Company’s proxy statement and form of proxy for its 2014 Annual Meeting of Stockholders and its 2013 annual report on Form 10-K to security holders is available at http://www.cfpproxy.com/4667.

For driving directions to The Carltun, the location of the annual meeting, please go to http://www.carltunonthepark.com/contact.html.

ANNUAL REPORTS TO STOCKHOLDERS

Consolidated financial statements for the Corporation are included in the Corporation’s 2013 Annual Report on Form 10-K which was mailed with this Proxy Statement.  In addition, copies of the 2013 Annual Report on Form 10-K as filed with the Securities and Exchange Commission will be sent to any stockholder upon written request without charge.  Such request should be directed to Mark D. Curtis, Executive Vice President, Chief Financial Officer and Treasurer, at the Corporation’s principal office, 10 Glen Head Road, Glen Head, New York 11545.

By Order of the Board of Directors

Sallyanne K. Ballweg
March 17, 2014	Senior Executive Vice President and Secretary

APPENDIX A

THE FIRST OF LONG ISLAND CORPORATION
2014 EQUITY INCENTIVE PLAN

ARTICLE 1 – GENERAL

Section 1.1                          Purpose, Effective Date and Term.  The purpose of The First of Long Island Corporation 2014 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of The First of Long Island Corporation (the “Company”), and its Subsidiaries, including The First National Bank of Long Island (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s stockholders through the ownership of additional common stock of the Company.  The “Effective Date” of the Plan shall be the date the Plan satisfies the applicable shareholder approval requirements.  The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted under the Plan after the day immediately prior to the ten-year anniversary of the Effective Date.

Section 1.2                          Administration.  The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 5.1.

Section 1.3                          Participation.  Each Employee or Director of the Company or any Subsidiary of the Company who is granted an Award in accordance with the terms of the Plan shall be a “Participant” in the Plan.  The grant of Awards shall be limited to Employees and Directors of the Company or any Subsidiary.

Section 1.4                          No More Grants Under Prior Plan.  After the Effective Date, no more grants will be made under The First of Long Island Corporation 2006 Stock Compensation Plan (the “Prior Plan”).  All outstanding awards under the Prior Plan shall continue to be governed by the terms and conditions of the Prior Plan and the instrument evidencing such grant or issuance thereunder.

Section 1.5                          Definitions.  Capitalized terms used in this Plan are defined in Article 8 and elsewhere in this Plan.

ARTICLE 2 - AWARDS

Section 2.1                  General.  Any Award under the Plan may be granted singularly or in combination with another Award (or Awards).  Each Award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such Award and as evidenced in the Award Agreement.  Subject to the provisions of Section 2.8, an Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary.  The types of Awards that may be granted under the Plan include:

(a)            Stock Options.  A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee, which Exercise Price may not be less than the Fair Market Value of a share of Stock on the date of grant.  Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “Incentive Stock Option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO; provided, however, that no ISOs may be granted: (i) after the day immediately prior to the ten‑year anniversary of the Effective Date or the date the Plan is approved by the Board, whichever is earlier; or (ii)  to a non-Employee.  Unless otherwise specifically provided in the Award Agreement, any Stock Option granted to an Employee under this Plan shall be a Non-Qualified Option.  Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option.  In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided, however, that any such modification shall be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).

(b)            Stock Appreciation Rights.  A stock appreciation right (“SAR”) is a right to receive, in cash, shares of Stock or a combination of both (as shall be reflected in the Award Agreement), an amount equal to or based upon the excess of: (i) the Fair Market Value of a share of Stock at the time of exercise; over (ii) an Exercise Price established by the Committee in accordance with Section 2.2 hereof.

(c)            Restricted Stock Awards.  A Restricted Stock Award means a grant of shares of Stock under Section 2.3 for no consideration or such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan, subject to a vesting schedule or the satisfaction of market conditions or performance conditions.

(d)            Restricted Stock Units.  A Restricted Stock Unit means a grant under Section 2.4 denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant of a Restricted Stock Unit.  A Restricted Stock Unit is subject to a vesting schedule or the satisfaction of market conditions or performance conditions and shall be settled in shares of Stock.

(e)            Performance Awards.  A Performance Award means an Award under Section 2.5 that is granted and will vest upon the achievement of one or more specified performance measures set forth in Section 2.5.  A Performance Award may or may not be intended to satisfy the requirements of Code Section 162(m).

Section 2.2                          Stock Options and SARs.

(a)            Grant of Stock Options and SARs.  Each Stock Option and SAR shall be evidenced by an Award Agreement that shall: (i) specify the number of Stock Options or SARs covered by the Award; (ii) specify the date of grant of the Stock Option or SAR; (iii) specify the exercise price of the Stock Option or SAR; (iv) specify the vesting period or conditions to vesting; and (v) contain such other terms and conditions, including the effect of termination of a Participant’s employment or Service with the Company, as the Committee may, in its discretion, prescribe and that is not prohibited by this Plan.

(b)            Terms and Conditions.  A Stock Option or SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.  In no event, however, shall a Stock Option or SAR expire later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to an Employee who is a 10% Stockholder).  The “Exercise Price” of each Stock Option or SAR shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; provided further, that the Exercise Price may be higher or lower in the case of Stock Options or SARs granted or exchanged in replacement of existing Awards held by an Employee or Director of, or service provider to, an acquired entity.  The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including:  (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option or SAR and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by a net settlement of the Stock Option or SAR, using a portion of the shares obtained on exercise in payment of the Exercise Price of the Stock Option or SAR (and if applicable, any minimum required tax withholding); (iv) by personal, certified or cashier’s check; or (v) by any combination thereof.  The total number of shares that may be acquired upon the exercise of a Stock Option or SAR shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share.

Section 2.3                          Restricted Stock.

(a)            Grant of Restricted Stock.  Each Restricted Stock Award shall be evidenced by an Award Agreement that shall: (i) specify the number of shares of Stock covered by the Restricted Stock Award; (ii) specify the date of grant of the Restricted Stock Award; (iii) specify the vesting period; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company.  All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock that, at the discretion of the Committee, shall be either: (x) registered in the name of the Participant and held by or on behalf of the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock; or (y) registered in the name of, and delivered to, the Participant.  In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:

The Stock evidenced hereby is subject to the terms of an Award Agreement with The First of Long Island Corporation dated [Date], made pursuant to the terms of The First of Long Island Corporation 2014 Equity Incentive Plan, copies of which are on file at the executive offices of The First of Long Island Corporation, and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Award Agreement, or such other restrictive legend as the Committee, in its discretion, may specify.  Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock in any other approved format (e.g., electronically) in order to facilitate the paperless transfer of such Awards.  In the event Restricted Stock is not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards.  Restricted Stock that is not issued in certificate form shall be subject to the same terms and conditions of the Plan as certificated shares, including the restrictions on transferability and the provision of a stock power executed by the Participant in favor of the Company, until the satisfaction of the conditions to which the Restricted Stock Award is subject.

(b)            Terms and Conditions.  Each Restricted Stock Award shall be subject to the following terms and conditions:

(i)            Dividends.  Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, any cash dividends or distributions declared with respect to shares of Stock subject to the Restricted Stock Award shall be delayed and distributed to the Participant at the time that the Restricted Stock vests.  The Committee shall cause the dividend (and any earnings thereon) to be distributed to the Participant no later than two and one-half months following the date on which the Restricted Stock vests.  Similarly, no dividends shall be paid with respect to any Restricted Stock Awards subject to performance-based vesting conditions unless and until the Participant vests in such Restricted Stock Award.  Upon the vesting of a performance-based Restricted Stock Award under Section 2.5, any dividends declared but not paid during the vesting period shall be paid within thirty (30) days following the vesting date.  Any stock dividends declared on shares of Stock subject to a Restricted Stock Award shall be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which said dividends were derived.

(ii)            Voting Rights.  Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, a Participant shall have voting rights related to the unvested, non-forfeited Restricted Stock and such voting rights shall be exercised by the Participant in his or her discretion.

(iii)            Tender Offers and Merger Elections.  Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock.  Such a direction for any such shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of election, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee.  If no such direction is given, then the shares of Restricted Stock shall not be tendered.

Section 2.4                                        Restricted Stock Units.

(a)              Grant of Restricted Stock Units.  Each Restricted Stock Unit shall be evidenced by an Award Agreement which shall: (i) specify the number of Restricted Stock Units covered by the Award; (ii) specify the date of grant of the Restricted Stock Units; (iii) specify the vesting period or market conditions or performance conditions that must be satisfied in order to vest in the Award; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Services with the Company.  Restricted Stock Unit Awards shall be paid in shares of Stock.

(b)            Terms and Conditions.  Each Restricted Stock Unit Award shall be subject to the following terms and conditions:

(i)              A Restricted Stock Unit Award shall be similar to Restricted Stock Award except that no shares of Stock are actually awarded to the recipient on the date of grant.  The Committee shall impose such conditions and/or restrictions on any Restricted Stock Unit Award granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions and vesting following the attainment of performance measures set forth in Section 2.5(a) hereof, restrictions under applicable laws or under the requirements of any Exchange or market upon which such shares may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of such Restricted Stock Units.

(ii)            The Committee may, in connection with the grant of Restricted Stock Units, designate them as “performance based compensation” within the meaning of Code Section 162(m), in which event it shall condition the vesting thereof upon the attainment of one or more performance measures set forth in Section 2.5(a) hereof.  Regardless of whether Restricted Stock Units are subject to the attainment of one or more performance measures, the Committee may also condition the vesting thereof upon the continued Service of the Participant.  The conditions for grant or vesting and the other provisions of Restricted Stock Units (including without limitation any applicable performance measures) need not be the same with respect to each recipient.  An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest.  In the case of Restricted Stock Units subject to performance measures, the Restricted Stock Units shall vest and be settled once the Committee has determined that the performance goals have been satisfied.

(iii)            Subject to the provisions of the Plan and the applicable Award Agreement, during the period commencing with the grant date and ending on the settlement date, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iv)            A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.  No dividends shall be paid on Restricted Stock Units.  In the sole discretion of the Committee, exercised at the time of grant, Dividend Equivalent Rights may be paid on Restricted Stock Units.  If a Restricted Stock Unit is intended to be performance-based in accordance with Code Section 162(m), payment of Dividend Equivalent Rights to the Award recipient will be conditioned on the satisfaction of the performance criteria.  In such case, the Dividend Equivalent Right shall be paid at the same time as the shares subject to such Restricted Stock Unit are distributed to the Participant.

Section 2.5                          Performance Awards.  The vesting of a Performance Award consisting of a Restricted Stock Award or a Restricted Stock Unit Award that is intended to be “performance-based compensation” within the meaning of Code Section 162(m) shall be conditioned on the achievement of one or more objective performance measures set forth in sub-section (a) below, as may be determined by the Committee.  The grant of any Performance Award and the establishment of performance measures that are intended to be performance-based compensation within the meaning of Code Section 162(m) shall be made during the period required under Code Section 162(m) and shall comply with all applicable requirements of that Code Section.  At the discretion of the Committee, the vesting of any Stock Option also may be subject to the achievement of one or more objective performance measures, although such performance-based vesting is not necessary to satisfy the requirement of Code Section 162(m) with respect to Stock Options.  Notwithstanding anything herein to the contrary, in the discretion of the Committee, Performance Awards that do not comply with the requirements of Code Section 162(m) may be granted to Covered Employees and/or to persons other than Covered Employees.

 (a)               Performance Measures.  Such performance measures may be based on any one or more of the following:

(i)             book value or tangible book value per share;

(ii)            basic earnings per share;

(iii)           basic cash earnings per share;

(iv)          diluted earnings per share;

(v)            diluted cash earnings per share;

(vi)           net income or net income before taxes;

(vii)          cash earnings;

(viii)        net interest income;

(ix)            non-interest income;

(x)             non-interest expense to average assets ratio;

(xi)            cash general and administrative expense to average assets ratio;

(xii)          efficiency ratio;

(xiii)         cash efficiency ratio;

(xiv)        return on average assets;

(xv)          cash return on average assets;

(xvi)        return on average stockholders’ equity;

(xvii)       cash return on average stockholders’ equity;

(xvii)      return on average tangible stockholders’ equity;

(xix)         cash return on average tangible stockholders’ equity;

(xx)          core earnings;

(xxi)         operating income;

(xxii)        operating efficiency ratio;

(xxiii        net interest margin or net interest spread;

(xxiv)      growth in assets, loans, or deposits;

(xxv)       loan production volume;

(xxvi)       non-performing loans;

(xxv)       cash flow;

(xxviii)   strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, bank safety levels, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; or

(xxix)        any combination of the foregoing.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures.  The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of the performance measures may be measured over more than one period or fiscal year.  In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent the exclusion is set forth in the Participant’s Award Agreement and identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis Section, if any, of the Company’s annual proxy statement:  (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) expenses incurred in connection with merger, branch acquisition or similar transactions.

(b)            Adjustments.  Pursuant to this Section 2.5, in certain circumstances the Committee may adjust performance measures; provided, however, no adjustment may be made with respect to an Award that is intended to be performance-based compensation within the meaning of Code Section 162(m), except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m).  Subject to the foregoing sentence, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate, provided, that no Award intended to be subject to Code Section 162(m) is enhanced as a result of a modified performance measure.  Notwithstanding anything to the contrary herein, performance measures relating to any Award hereunder will be modified, to the extent applicable, to reflect a change in the outstanding shares of Stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a Subsidiary.  If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may adjust, change or eliminate the performance measures or change the applicable performance period.

(c)            Treatment on Retirement.  Notwithstanding anything herein to the contrary, no Restricted Stock Award or Restricted Stock Unit that is intended to be considered performance-based compensation under Code Section 162(m) shall be granted under terms that will permit its accelerated vesting upon Retirement or other termination of Service (other than death or Disability).  Notwithstanding anything to the contrary herein, in the sole discretion of the Committee exercised at the time of grant of an Award under this Section 2.5, in the event of Retirement of a Participant during the performance period, the Award Agreement may provide for the vesting of all or a portion of such Award, so long as the vesting is not accelerated but shall occur at the end of the performance period, and will be prorated, based on the period of the Participant’s active employment and the level of achievement of the performance measures during the period of the Participant’s active employment.

Section 2.6                          Vesting of Awards.  The Committee shall specify the vesting schedule or conditions of each Award, which shall be reflected in the Award Agreement.

Section 2.7                          Deferred Compensation.  If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A.  Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A.  A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action.  Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

Section 2.8                          Prohibition Against Option Repricing.  Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option or SAR previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Stock Option’s in-the-money value or in exchange for Options or other Awards), replacement grants or other means.

Section 2.9.                          Effect of Termination of Service on Awards.  The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of Award.  Unless otherwise specified by the Committee and set forth in an Award Agreement between the Company and the Participant or as set forth in an employment agreement entered into by and between the Company and/or the Bank and an Employee, the following provisions shall apply to each Award granted under this Plan:

(a)            Upon a Participant’s Termination of Service for any reason other than due to Disability, death, Retirement or termination for Cause, Stock Options and SARs shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and Stock Options and SARs may be exercised only for a period of three (3) months following termination and any Restricted Stock Award and Restricted Stock Unit that has not vested as of the date of Termination of Service shall expire and be forfeited.

(b)            In the event of a Termination of Service for Cause, all Stock Options and SARs granted to a Participant that have not been exercised and all Restricted Stock Awards and Restricted Stock Units granted to a Participant that have not vested shall expire and be forfeited.

(c)            Upon Termination of Service for reason of Disability or death, all Stock Options and SARs shall be exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, and all Restricted Stock Awards and Restricted Stock Units shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Termination of Service.  Unless otherwise specified in the Award Agreement, Stock Options and SARs may be exercised for a period of two years following Termination of Service due to death or Disability or the remaining unexpired term of the Stock Option or SAR, if less; provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than one year following Termination of Service due to Disability and provided, further, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three months of Termination of Service.  Unless otherwise specified in the Award Agreement, in the event of Termination of Service due to Retirement, a Participant’s vested Stock Options and SARs shall be exercisable for two years following Termination of Service, provided that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three months following Termination of Service due to Retirement, and any Stock Option, SAR, Restricted Stock Award and Restricted Stock Unit that has not vested as of the date of Termination of Service shall immediately vest.

(d)            Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of such Stock Option.

(e)            Notwithstanding the provisions of this Section 2.9, the effect of a Change in Control on the vesting/exercisability of Stock Options, SARs, Restricted Stock Awards and Restricted Stock Units is as set forth in Article 4.

ARTICLE 3 - SHARES SUBJECT TO PLAN

Section 3.1                          Available Shares.  The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

Section 3.2                          Share Limitations.

(a)            Share Reserve.  Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to:

(i)            one million (1,000,000) shares of Stock, plus
(ii)          The number of shares of Stock subject to outstanding awards under the Prior Plan as of the Effective Date, that, after the Effective Date, cease to be outstanding other than by reason of their having been exercised for, or settled in, vested and nonforfeitable shares.

The maximum number of shares of Stock that may be delivered pursuant to stock options (all of which may be granted as ISOs) or SARs is one million (1,000,000) shares.  The maximum number of shares of Stock that may be issued in conjunction with Restricted Stock Awards and Restricted Stock Units shall be three hundred fifty thousand (350,000) shares of Stock.  The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4.

(b)            Computation of Shares Available.  For purposes of this Section 3.2 and in connection with the granting of a Stock Option, SAR, Restricted Stock Award, or Restricted Stock Unit, shares of Stock covered by an Award shall only be counted as used to the extent they are actually issued.  Any shares of Stock related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, or are exchanged with the Committee’s permission, prior to the issuance of shares, for Awards not involving shares of Stock, shall be available again for grant under this Plan.  However, the full number of Restricted Stock Units granted that are to be settled by the issuance of shares of Stock shall be counted against the number of shares available for award under the Plan, regardless of the number of shares of Stock actually issued upon settlement of such Restricted Stock Units.  To the extent (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price, or (ii) shares of Stock are withheld to satisfy withholding taxes upon exercise or vesting of an Award granted hereunder, or (3) shares are withheld to satisfy the exercise price of Stock Options in a net settlement of Stock Options, then the number of shares of Stock available shall be reduced by the gross number of Stock Options exercised rather than by the net number of shares of Stock issued.  The shares of Stock available for issuance under this Plan may be authorized and unissued shares or treasury shares.

Section 3.3                          Limitations on Grants to Individuals.

(a)         Stock Options and SARs.  The maximum number of shares of Stock that may be subject to stock options and SARs granted to any one Participant who is an employee covered by Code Section 162(m) during any calendar year and that are intended to be “performance-based compensation” (as that term is used for purposes of Code Section 162(m)) and then only to the extent that such limitation is required by Code Section 162(m), shall be one hundred thousand (100,000) shares.

(b)            Stock Awards or Restricted Stock Units.  The maximum number of shares of Stock that may be subject to Restricted Stock Awards described under Section 2.1(c) or Restricted Stock Units described under Section 2.1(d) which are granted to any one Participant who is an employee covered by Code Section 162(m) during any calendar year and are intended to be “performance-based compensation” (as that term is used for purposes of Code Section 162(m)) and then only to the extent that such limitation is required by Code Section 162(m), shall be thirty-five thousand (35,000) shares.

(c)            Director Awards.  The maximum number of shares of Stock that may be covered by awards granted to all non-Employee Directors, in the aggregate, is thirty percent (30%) of the shares authorized under Plan.  The foregoing limitations shall not apply to cash-based Director fees that a non‑Employee Director elects to receive in the form of shares of Stock or with respect to enticement awards made to new Directors.

(d)            Partial Performance.  Notwithstanding the preceding provisions of this Section 3.3, if in respect of any performance period or restriction period, the Committee grants to a Participant awards having an aggregate number of shares less than the maximum number of shares that could be awarded to such Participant based on the degree to which the relevant performance measures were attained, the excess of such maximum number of shares over the number of shares actually subject to awards granted to such Participant shall be carried forward and shall increase the number of shares that may be awarded to such Participant in respect of the next performance period in respect of which the Committee grants to such Participant an award intended to qualify as “performance-based compensation” (as that term is used for purposes of Code Section 162(m)), subject to adjustment pursuant to Section 3.4 hereof.

Section 3.4                          Corporate Transactions.

(a)            General.  If the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Stock Options, SARs, Restricted Stock or Restricted Stock Unit Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Committee.  In addition, the number and kind of shares for which grants are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event.  Any such adjustment in outstanding Stock Options or SARs shall not change the aggregate purchase price payable with respect to shares that are subject to the unexercised portion of the Stock Option or SAR outstanding but shall include a corresponding proportionate adjustment in the purchase price per share.  In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options, SARs, Restricted Stock Awards and Restricted Stock Units (including, without limitation, cancellation of Stock Options, SARs, Restricted Stock Awards and Restricted Stock Units in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, SARs, Restricted Stock Awards and Restricted Stock Units using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Unless otherwise determined by the Committee, any such adjustment to an Award intended to qualify as “performance-based compensation” shall conform to the requirements of Code Section 162(m) and the regulations thereunder then in effect.

(b)            Merger in which Company is Not Surviving Entity.  In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise determined by the Committee at any time at or after grant and prior to the consummation of such merger, consolidation or other business reorganization, any Stock Options and SARs granted under the Plan which remain outstanding shall be converted into Stock Options and SARs to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options and SARs under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options and SARs be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option or SAR being canceled.

Section 3.5                          Delivery of Shares.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)            Compliance with Applicable Laws.  Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.

(b)            Certificates.  To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.

ARTICLE 4 - CHANGE IN CONTROL

Section 4.1                          Consequence of a Change in Control.  Subject to the provisions of Section 2.6 (relating to vesting) and Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or as determined by the Committee and set forth in the terms of any Award Agreement or as set forth in an employment agreement entered into by and between the Company and/or the Bank and an Employee:

(a)            At the time of an Involuntary Termination following a Change in Control, all Stock Options and SARs then held by the Participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option and SARs).  All Stock Options and SARs may be exercised for a period of two years following the Participant’s Involuntary Termination, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following Involuntary Termination following a Change in Control.

(b)            At the time of an Involuntary Termination following a Change in Control, all Awards of Restricted Stock described in Section 2.1(c) and Restricted Stock Units described in Section 2.1(d) shall become fully earned and vested immediately.

Section 4.2                          Definition of Change in Control.  For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:

(a)            Merger:  The Company or the Bank merges into or consolidates with another entity, or merges another bank or corporation into the Company or the Bank, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation;

(b)            Acquisition of Significant Share Ownership:  A person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s or the Bank’s voting securities; provided, however, this clause (b) shall not apply to beneficial ownership of the Company’s or the Bank’s voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities;

(c)            Change in Board Composition:  During any period of two consecutive years, individuals who constitute the Company’s or the Bank’s Board of Directors at the beginning of the two-year period cease for any reason (other than for attaining normal retirement age, or voluntary resignation) to constitute at least a majority of the Company’s or the Bank’s Board of Directors; provided, however, that for purposes of this clause (c), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or

(d)            Sale of Assets:  The Company or the Bank sells to a third party all or substantially all of its assets.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of a change in the number of shares of Stock or Voting Securities then outstanding, which thereby increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Stock or Voting Securities which increases the percentage of the then outstanding Stock or Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur.  In the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.

ARTICLE 5 - COMMITTEE

Section 5.1                Administration.  The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members as defined in Section 8.1.  If the Committee consists of fewer than three Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least three Disinterested Board Members.  Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion or decision to make or administer Awards that are made to Participants who at the time of consideration for such Award: (i) are persons subject to the short-swing profit rules of Section 16 of the Exchange Act, or (ii) are reasonably anticipated to be Covered Employees during the term of the Award.  The Board  (or if necessary to maintain compliance with the applicable listing standards, those members of the Board who are “independent directors” under the corporate governance statutes or rules of any national Exchange on which the Company lists, has listed or seeks to list its securities) may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2                          Powers of Committee.  The administration of the Plan by the Committee shall be subject to the following:

(a)            the Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees and Directors those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, features (including automatic exercise in accordance with Section 7.18 hereof), performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards (subject to the restrictions imposed by Article 6), to cancel or suspend Awards and except with respect to Performance Awards intended to be subject to Code Section 162(m), to reduce, eliminate or accelerate any restrictions, vesting requirements applicable to an Award at any time after the grant of the Award, or to extend the time period to exercise a Stock Option, provided that such extension is consistent with Code Section 409A.

(b)            The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)            The Committee will have the authority to define terms not otherwise defined herein.

(d)            Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)            In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the charter and bylaws of the Company and applicable corporate law.

Section 5.3                Delegation by Committee.  Except to the extent prohibited by applicable law, the applicable rules of an Exchange upon which the Company lists its shares or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act or Code Section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including:  (a) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m), the authority to grant Awards under the Plan to eligible persons who are not persons with respect to whom the Company wishes to comply with Code Section 162(m); or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act; or (c) delegating to a committee of one or more members of the Board who would be eligible to serve on the Compensation Committee of the Company pursuant to the listing requirements imposed by any national securities exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant awards under the Plan.   The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted.  Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4                          Information to be Furnished to Committee.  As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties.  The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect.  Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5                          Committee Action.  The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper.  A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee.  Subject to Section 5.1, all actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties.  Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6 - AMENDMENT AND TERMINATION

Section 6.1                          General.  The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.7, Section 3.4 and Section 6.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.

Section 6.2                          Amendment to Conform to Law and Accounting Changes.  Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company.  By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.7 to any Award granted under the Plan without further consideration or action.

ARTICLE 7 - GENERAL TERMS

Section 7.1                          No Implied Rights.

(a)            No Rights to Specific Assets.  Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)            No Contractual Right to Employment or Future Awards.  The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(c)            No Rights as a Stockholder.  Except as otherwise provided in the Plan or in the Award Agreement, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2                          Transferability.  Except as otherwise so provided by the Committee, ISOs under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution, (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of such transfer.  The Committee shall have the discretion to permit the transfer of vested Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.

Awards of Restricted Stock shall not be transferable prior to the time that such Awards vest to the Participant.  A Restricted Stock Unit Award is not transferable, except in the event of death, prior to the time that the Restricted Stock Unit Award vests and is earned and the property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant’s Beneficiary.

Section 7.3                          Designation of Beneficiaries.  A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”).  Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4                          Non-Exclusivity.  Neither the adoption of this Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of Restricted Stock Awards, Restricted Stock Units or Stock Options otherwise than under the Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5                          Award Agreement.  Each Award granted under the Plan shall be evidenced by an Award Agreement signed by the Participant.  A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant.

Section 7.6                          Form and Time of Elections/Notification Under Code Section 83(b).  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.  Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b).  If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service.  This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).

Section 7.7                          Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8                          Tax Withholding.  Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the minimum amount required to be withheld.  A Participant shall have the right to direct the Company to satisfy federal, state and local tax withholding by: (i) with respect to a Stock Option or SAR, reducing the number of shares of Stock subject to the Stock Option or SAR (without issuance of such shares of Stock to the holder) by a number equal to the quotient of (a) the total amount of tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; and (ii) with respect to Restricted Stock Awards and Restricted Stock Units, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the amount of tax withholding.  Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718 is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the Award were subject to tax withholding requirements.

Section 7.9                          Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or such Subsidiary.

Section 7.10                       Successors.  All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11                      Indemnification.  To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.  The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.

Section 7.12                     No Fractional Shares.  Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.

Section 7.13                       Governing Law.  The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws, except as superseded by applicable federal law.  The federal and state courts located in the State of New York, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan.  By accepting any award under this Plan, each Participant and any other person claiming any rights under the Plan agrees to submit himself or herself and any legal action that the Participant brings under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.14                       Benefits Under Other Plans.  Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer.  The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15                       Validity.  If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

Section 7.16                        Notice.  Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office.  Such notices, demands, claims and other communications shall be deemed given:

(a)            in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)            in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

(c)            in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service.  Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Corporate Secretary, unless otherwise provided in the Participant’s Award Agreement.

Section 7.17                      Forfeiture Events.

(a)            The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events include, but are not limited to, termination of employment for cause, termination of the Participant’s provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

(b)            If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement.

In addition, Awards granted hereunder are subject to any claw back policy adopted by the Board from time to time.

Section 7.18                      Automatic Exercise.  In the sole discretion of the Committee exercised in accordance with Section 5.2 above, any Stock Options that are exercisable but unexercised as of the day immediately before the tenth anniversary of the date of grant may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if the exercise price is less than the Fair Market Value of a share of Stock on such date and the automatic exercise will result in the issuance of at least one (1) whole share of Stock to the Participant after payment of the exercise price and any applicable minimum tax withholding requirements.  Payment of the exercise price and any applicable tax withholding requirements shall be made by a net settlement of the Stock Option whereby the number of shares of Stock to be issued upon exercise are reduced by a number of shares having a Fair Market Value on the date of exercise equal to the exercise price and any applicable minimum tax withholding.

Section 7.19                      Regulatory Requirements.  The grant and settlement of Awards under this Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

ARTICLE 8 - DEFINED TERMS; CONSTRUCTION

Section 8.1                          In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)            “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

(b)            “Award” means any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or any or all of them, or any other right or interest relating to stock or cash, granted to a Participant under the Plan.

(c)            “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an Award under the Plan.  Such document is referred to as an agreement, regardless of whether a Participant’s signature is required.

(d)            “Board” means the Board of Directors of the Company.

(e)            If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “Cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement.  In the absence of such a definition, “Cause” means termination because of a Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, material breach of the Bank’s Code of Ethics, material violation of the Sarbanes-Oxley requirements for officers of public companies that in the reasonable opinion of the Chief Executive Officer of the Bank or the Board will likely cause substantial financial harm or substantial injury to the reputation of the Bank, willfully engaging in actions that in the reasonable opinion of the Board will likely cause substantial financial harm or substantial injury to the business reputation of the Bank, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the contract.

(f)            “Change in Control” has the meaning ascribed to it in Section 4.2.

(g)            “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(h)            “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(i)            “Committee” means the Committee acting under Article 5.

(j)            “Covered Employee” has the meaning given the term in Code Section 162(m), and shall also include any other Employee who may become a Covered Employee before an Award vests, as the Committee may determine in its sole discretion.

(k)            “Director” means a member of the Board of Directors of the Company or a Subsidiary.

(l)            If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement.  In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan.  To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant:  (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering the Employees.  Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.

(m)            “Disinterested Board Member” means a member of the Board who: (a) is not a current Employee of the Company or a Subsidiary, (b) is not a former employee of the Company, or a Subsidiary, who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, (c) has not been an officer of the Company or a Subsidiary, (d) does not receive compensation from the Company or a Subsidiary, either directly or indirectly, for services as a consultant or in any capacity other than as a Director, except in an amount for which disclosure would not be required pursuant to Item 404(a) of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any Exchange on which the Company lists or seeks to list its securities.

(n)            “Dividend Equivalent Rights” means the right, associated with a Restricted Stock Unit, to receive a payment, in cash or stock, as applicable, equal to the amount of dividends paid on a share of the Company’s Stock, as specified in the Award Agreement.

(o)            “Employee” means any person employed by the Company or any Subsidiary.  Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.

(p)            “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(q)            “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(r)            “Exercise Price” means the price established with respect to a Stock Option or SAR pursuant to Section 2.2.

(s)            “Fair Market Value” on any date, means (i) if the Stock is listed on an Exchange, the closing sales price on such Exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, “Fair Market Value” shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 409A.

(t)             A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events:

(i)              a material diminution in Participant’s base compensation;

(ii)             a material diminution in Participant’s authority, duties or responsibilities;

(iii)           a change in the geographic location at which Participant must perform his duties that is more than thirty-five (35) miles from the location of Participant’s principal workplace on the date of this Agreement; or

(iv)            in the event a Participant is a party to an employment or change in control agreement that provides a definition for “Good Reason” or a substantially similar term, then the occurrence of any event set forth in such definition.

(u)            “Immediate Family Member” means with respect to any Participant: (a) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (c) a trust in which any combination of the Participant and persons described in section (a) and (b) above own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Participant and persons described in sections (a) and (b) above control management of the assets; or (e) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (a) and (b) above control more than fifty percent (50%) of the voting interests.

(v)             “Involuntary Termination” means the Termination of Service of a Participant by the Company or Subsidiary other than termination for Cause, or termination of employment by an Employee Participant for Good Reason.

(w)            “ISO” has the meaning ascribed to it in Section 2.1(a).

(x)              “Non-Qualified Option” means the right to purchase shares of Stock that is either (i) granted to a Participant who is not an Employee, or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.

(y)             “Participant” means any individual who has received, and currently holds, an outstanding Award under the Plan.

(z)              “Performance Award” has the meaning ascribed to it in Sections 2.1(e) and 2.5.

(aa)            “Prior Plan” has the meaning ascribed to it in Section 1.4.

(bb)           “Restricted Stock” or “Restricted Stock Award” has the meaning ascribed to it in Sections 2.1(c) and 2.3.

(cc)            “Restricted Stock Unit” has the meaning ascribed to it in Sections 2.1(d) and 2.4.

(dd)          “Restriction Period” has the meaning set forth in Section 2.4(b)(iii).

(ee)            “Retirement” as to an Employee, means termination of employment after reaching age 65, and after five (5) years of service, and as to a Director means termination of Service after reaching age 72, in each case other than a termination for Cause, and unless otherwise specified in an Award Agreement.

(ff)             “SAR” has the meaning set forth in Section 2.1(b) and 2.2.

(gg)          “SEC” means the United States Securities and Exchange Commission.

(hh)          “Securities Act” means the Securities Act of 1933, as amended from time to time.

(ii)             “Service” means service as an Employee, or non-employee Director of the Company or a Subsidiary.  Service shall not be deemed interrupted in the case of sick leave, military leave or any other absence approved by the Company or a Subsidiary, in the case of transferees between payroll locations or between the Company, a Subsidiary or a successor.

(jj)              “Stock” means the common stock of the Company, $0.10 par value per share.

(kk)            “Stock Option” has the meaning ascribed to it in Section 2.1(a) and 2.2.

(ll)              “Subsidiary” means the Bank and any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than 50% of the capital or profits interests.

(mm)         “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director of the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(i)            The Participant’s cessation as an Employee shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(ii)            The Participant’s cessation as an Employee shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services, provided such leave of absence does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract.  For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary.  If the period of leave exceeds six months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six month period.  For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(iii)            If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing Services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing Services.

(iv)            Except to the extent Section 409A of the Code may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred.  In the event that any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.7 hereof), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h).  For purposes of this Plan, a “Separation from Service” shall have occurred if the Bank and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than 50% of the average level of bona fide Services in the 36 months immediately preceding the Termination of Service.  If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(v)            With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director.

(nn)            “Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

Section 8.2                          In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)            actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b)            references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)            in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d)            references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)            “indications of time of day mean Eastern Time;

(f)            “including” means “including, but not limited to”;

(g)            all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h)            all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i)             the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j)             any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)            all accounting terms not specifically defined herein shall be construed in accordance with accounting principles generally accepted in the United States of America.

REVOCABLE PROXY
THE FIRST OF LONG ISLAND CORPORATION

YOUR VOTE IS VERY IMPORTANT!
PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1.    By Telephone (using a Touch-Tone Phone);
2.    By Internet; or
3.    By Mail.

To Vote by Telephone:

Call 1-855-686-4810 Toll-Free on a Touch-Tone Phone.
There is NO CHARGE to you for this call.

To Vote by Internet:

Go to https://www.rtcoproxy.com/flic and follow the instructions.

To Vote by Mail:

Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

Please note that the last vote received from the stockholder, whether by telephone, by Internet or by mail, will be the vote counted.

Mark here if you no longer wish to receive paper annual meeting materials and instead view them online.	☐

Mark here if you plan to attend the meeting.	☐

Mark here for address change.	☐

IMPORTANT ANNUAL MEETING INFORMATION
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 22, 2014.  THIS PROXY STATEMENT AND OUR 2013 ANNUAL REPORT ON FORM 10-K ARE EACH AVAILABLE AT:

http://www.cfpproxy.com/4667
Comments:

FOLD HERE IF YOU ARE VOTING BY MAIL – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

				2.	Non-binding, advisory vote to approve our executive compensation as discussed in the proxy statement;	For	Against	Abstain
		With-	For All			☐	☐	☐
	For	hold	Except

1. ELECTION OF DIRECTORS (except as marked to the contrary below):	☐	☐	☐	3.	To approve an amendment to the Certificate of Incorporation to increase the authorized shares of common stock;	For	Against	Abstain
						☐	☐	☐

Nominees for Class II Director (two year term):
				4.	To approve The First of Long Island Corporation 2014 Equity Incentive Plan;	For	Against	Abstain
(01) Allen E. Busching						☐	☐	☐
(02) Paul T. Canarick
(03) Alexander L. Cover
(04) J. Douglas Maxwell, Jr.				5.	To ratify the reappointment of Crowe Horwath LLP as the Corporation’s independent registered public accounting firm for 2014; and	For	Against	Abstain
(05) Stephen V. Murphy						☐	☐	☐
(06) Eric J. Tveter

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write the nominee(s) name(s) or number(s) in the space provided below.				6.	To transact any other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Please be sure to date and sign this proxy card in the boxes below.

Date

Sign above	Co-holder (if any) sign above

All joint owners must sign individually. Executors, administrators, trustees, etc. should give full title. Corporations should sign full corporate name by a duly authorized officer.

THE FIRST OF LONG ISLAND CORPORATION - ANNUAL MEETING OF STOCKHOLDERS, APRIL 22, 2014

YOUR VOTE IS VERY IMPORTANT!

Annual Meeting Materials are available online at:

http://www.cfpproxy.com/4667

You can vote in one of three ways:

1.	Call 1-855-686-4810 Toll Free on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.rtcoproxy.com/flic and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY

THE FIRST OF LONG ISLAND CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
April 22, 2014
3:30 p.m.

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JOHN H. TREIBER AND BERNARD ESQUENET, and any one of them, with full power of substitution, as Proxies for the stockholder, to attend the Annual Meeting of Stockholders of The First of Long Island Corporation (“Corporation”) to be held at The Carltun, Eisenhower Park, 1899 Hempstead Turnpike, East Meadow, New York, on Tuesday, April 22, 2014 at 3:30 p.m. local time, and at any and all adjournments thereof, and to vote all shares of the common stock of the Corporation that the stockholder is entitled to vote upon each of the matters referred to in the Proxy and, at their discretion, upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the stockholder of record.  If no direction is made, this proxy will be voted “For” all Proposals.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR
COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.